SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                ---------------


                                    FORM 8-K/A

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) October 15, 1997
                                                 -----------------

                       BIOJECT MEDICAL TECHNOLOGIES INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                     Oregon
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



          0-15360                              93-1099680
   ------------------------         ------------------------------
  (Commission File Number)         (IRS Employer Identification No.)


      7620 SW Bridgeport Road
         Portland, Oregon                          97224
---------------------------------------          ---------
(Address of Principal Executive Offices)         (Zip Code)


Registrant's telephone number, including area code  (503) 639-7221
                                                    --------------


                                     N/A
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)



Item 5.  Other Events

On September 30, 1997, the Company executed a binding letter agreement with Elan Corporation, plc ("Elan plc") and Elan International Services, Ltd. ("Elan"), a wholly-owned subsidiary of Elan plc, covering various investments in the Company by Elan, the formation of the Company's new subsidiary, Bioject JV Subsidiary Inc. ("JV Sub"), and a license (the "License") by
Elan plc to JV Sub of certain patents and know-how (the "Technology") related to systems for the continuous monitoring of glucose levels in persons with diabetes. The parties anticipate that an ambulatory monitoring system will be developed under the License. The system is expected to include a patch-like sensor coupled with a wrist watch-type monitoring device to measure glucose levels. Human clinical trials of the system are presently expected to begin in early 1998. The final documentation for the License and related transactions described below was executed on October 15, 1997. Elan plc is a worldwide drug delivery and biopharmaceutical company with its principal research and manufacturing facilities in Ireland, the United States and Israel. Elan plc's shares trade on the New York, London and Dublin Stock Exchanges.

JV Sub is owned 80.1 percent by the Company and 19.9 percent by Elan. Elan has invested approximately $3 million in JV Sub's
Common Stock and the Company has invested $12.015 million in JV
Sub's Common Stock.

Elan loaned the Company the funds the Company has invested in JV Sub. The loan is evidenced by a promissory note issued by the Company (the "Note"). The Note bears interest from and after October 15, 1997 at the rate of 9% until December 31, 1997 and 12% thereafter.

The Company will be calling a special meeting of its shareholders to approve (i) the exchange of the Note for the Company's convertible preferred stock, (ii) the issuance of convertible preferred stock to fund future financing obligations of JV
Sub and (iii) the issuance of a warrant to the Company's agent in connection with the transactions with Elan (the "Proposal").

If the Proposal is approved, the Note will be canceled and exchanged for the Company's Series A Convertible Preferred Stock and Series B
Convertible Preferred Stock.   Of the total outstanding principal
and accrued interest on the Note at the date of exchange, $10 million plus accrued interest on the Note will be exchanged for Series A Convertible Preferred Stock at $15.00 per share. The Series A Convertible Preferred Stock will accrue dividends at the rate of 9% per annum (compounded semi-annually). The remaining $2.015 million outstanding under the Note will be exchanged for Series B Convertible Preferred Stock at $15.00 per share, which will not accrue dividends. Each share of the Series A and Series B Convertible Preferred Stock is convertible into 10 shares of the Company's Common Stock, subject to adjustment.
At the end of seven years the orginal issuance price and accrued and unpaid dividends of any Series A and Series B Convertible Preferred Stock not previously converted or redeemed will convert automatically to common stock at a conversion price equal to the lesser of $1.50 per share or 80% of the then market price.

Elan plc has agreed to conduct at its expense certain research and development efforts related to the Technology until the first to occur of (i) commencement of human trials,
(ii) April 1, 1998 or (iii) the devotion by Elan plc to such further research and development efforts of aggregate Elan plc resources equal to $2.5 million. Following the completion of such research efforts at Elan plc, the responsibility for funding the project shifts to JV
Sub. Elan plc has agreed to make itself available to conduct other development and commercialization efforts as may be describe for it in one or more development plans to be agreed in good faith by JV Sub and Elan plc. JV Sub will be required to pay Elan plc for such further work, but if the Proposal is approved by the Company's shareholders, JV Sub would be receive a discounted price for such further work by Elan plc.

JV Sub intends to obtain up to $5 million of the funds required for the further development and commercialization of the
Technology in the form of the further investment in JV Sub equity of approximately $4 million by the Company and approximately $1
million by Elan.   The Company and Elan have indicated their
intention to make these further investments in JV Sub, provided that JV Sub's Board of Directors determines that such funds are required for development of the Technology pursuant to a
development plan which has been approved by Elan.   Each of the Company
and Elan have reserved the right to withhold its share of the additional funding, but each has agreed not to do so unreasonably. Elan will in any event not be obligated to fund any amount in excess of 25% of the amount of such additional investments by the Company, nor to make any further investments following the expiration of 30 months after the earlier of (i)
February 1, 1998 and (ii) the date of the Company's shareholders approve the Proposal.

Provided that the Company's shareholders approve the Proposal, the Company intends to obtain approximately $4 million necessary for its further investment in JV Sub equity by the sale to Elan of convertible preferred stock in that amount. The agreement by EIS to purchase such Series C Preferred Stock will expire 30 months after the date the Company's shareholders approve the Proposal.

The Company and JV Sub anticipate that significant levels of funding will be required to develop the Technology in addition to
the funding that is described above.   The additional funding
will be raised through the future issuances of debt or equity by either or both of the Company and JV Sub.

Subject to certain conditions, Elan has also agreed to loan JV Sub further funds to support the research, development and commercialization of the Technology after JV Sub has expended a specified amount on research and development and provided that JV Sub is not readily able to obtain such funds from other sources. Such funding would constitute senior indebtedness of JV Sub.

Under the License, Elan plc has granted JV Sub an exclusive license to the Technology in North America for use in glucose monitoring. If the Company's shareholders approve the Proposal, this will become an exclusive worldwide license for such use.
The continued exclusivity of JV Sub's License is contingent, on a country-by-country basis, on JV Sub's refraining from commercializing products which would compete with the products covered by the licensed Elan plc Technology. Further, the License itself is contingent, on a country-by-country basis, on JV Sub's diligently seeking and obtaining regulatory marketing approval for licensed products and on JV Sub's timely commercial launch of the licensed products in countries where such approval has been obtained.

The Company believes that the License is likely to run for most of the useful life of the products that may be commercialized under it. In the event that a significant percentage of JV Sub's equity is acquired by any one of a number of specified companies identified as actual or potential competitors of Elan plc, or any other entity to which Elan plc does not consent
(which consent shall not be unreasonably withheld), the license agreement may be immediately terminated at the option of Elan plc.

JV Sub has paid Elan plc an initial royalty under the License equal to $15 million.  In addition, JV Sub is required under the
License to pay Elan plc substantial further royalties in stated
amounts as certain milestones are achieved, including
commencement and completion of certain product trials, the filing of applications for regulatory marketing approval, and the grant of such approval.  If the Company's shareholders approve the
Proposal described herein, thereby extending the territory of the
License to be worldwide, the royalty payment called for upon the grant of US marketing approval will be split into two payments, one to be paid upon the grant of such US marketing approval and the other to be paid upon the grant of marketing approval in any other of certain
major nations listed.   Additionally, JV Sub will be required under the
License to pay Elan plc a continuing royalty equal to a percentage of the net revenues from sublicenses of the Technology or from the sale by JV Sub or its sublicensees of products covered by the licensed patents or that incorporate or apply the licensed know-how. The percentage royalty will increase in stages as the aggregate net revenues in a given fiscal year exceed stated levels. These stated levels will be greater if the Company's shareholders approve the Proposal, reflecting the larger potential market for such products under the License once its territory has been expanded to be worldwide.

Elan has invested $3 million in the Company in exchange for 2,727,273 shares of the Company's Common Stock and a five-year warrant to purchase an additional 1,750,000 shares of Common Stock at $2.50 per share. The Company has agreed that it will use its best efforts to cause a nominee of Elan to be elected to its Board of Directors for as long as Elan owns at least a 5 percent equity position in the Company (this level will increase to 10% in seven years). The Company's Board of Directors added Michael Sember, Elan's Vice President of Planning, Investment and Development, as a director effective October 16, 1997, the day following the closing of the transactions contemplated by the letter agreement.

Elan has agreed that for a period of three years it will not (i) purchase shares or assets of the Company from third parties (ii) participate in a tender or exchange offer, merger or other business acquisition involving the Company, (iii) participate in any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company, (iv) solicit proxies or consents to vote any voting securities or the Company, (v) attempt to influence management or control of the Company or (vi) change the composition of the Company's Board of Directors; provided that such agreement will not apply if a tender offer or a proxy solicitation with respect to an acquisition proposal is made by a party which has been invited in writing by the Company or is unaffiliated with Elan.

Elan has also agreed to fund $500,000 of development expenses for the development of pre-filled medication applications for the Company's needle-free injection technology. The funding will commence in the first quarter of fiscal 1998, upon written request from the Company, in the form of grants to the Company in four equal, quarterly (in arrears) payments of $125,000.

For its services in connection with the transactions described above and the introduction of the Company to Elan, Raphael LLC, a management consulting company, will receive a cash payment in the amount of $150,000 and, subject to shareholder approval requested in the Proposal, a five-year warrant to purchase 100,000 shares of the Company's Common Stock at an exercise price of $0.85 per share. If shareholder approval is not received, Raphael LLC will receive an additional cash payment in an amount to be negotiated in lieu of the warrant. For the period ended September 30, 1997, the Company has taken a charge to expense for the amount of the $15 million licensing fee, of which $12.015 million is reportable against the Company's consolidated results of operations. The difference between the aggregate amount of the licensing fee and the reportable net amount by the Company represents the portion of the fee allocable to the minority interest in JV Sub.


Item 7.  Exhibits

10.40   License Agreement between Elan Corporation, plc and
        Bioject JV Subsidiary Inc. dated October 15, 1997. Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to an Application for Confidential Treatment filed with the Commission under Rule 24b-2(b) under the Securities Exchange Act of 1934, as amended.

10.41*  Securities Purchase Agreement between Elan
        International Services, Ltd. and Bioject Medical Technologies Inc. dated October 15, 1997.
10.42*  Bioject Medical Technologies Inc. Registration Rights
        Agreement between Elan International Services, Ltd. and
        Bioject Medical Technologies Inc. dated October 15, 1997.

10.43* Series K Warrant to Purchase Shares of Common Stock dated October 15, 1997.

10.44** Promissory Note dated October 15, 1997 in favor of
        Elan International Services, Ltd.

10.45   Newco Subscription and Stockholders Agreement between
        Elan International Services, Ltd., Bioject Medical
        Technologies Inc. and Bioject JV Subsidiary Inc. dated October
        15, 1997.

10.46** Bioject JV Subsidiary Inc. Registration Rights Agreement between Elan International Services, Ltd. and Bioject JV
        Subsidiary Inc. dated October 15, 1997.

* Previously filed with the Company's Form 8-K filed on October 31, 1997.

** Previously filed with the Company's Form 8-K filed on November 3, 1997.



                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  BIOJECT MEDICAL TECHNOLOGIES INC.



Date:   January 22, 1998          By /s/ Peggy J. Miller
                                   ----------------------------------
                                    Peggy J. Miller
                                    Vice President, Chief Financial
                                    Officer, Secretary/Treasurer

                                                                 EXHIBIT 10.40

This Agreement is made the 15th day of October 1997



                             BY AND BETWEEN



                         ELAN CORPORATION, plc

     An Irish company, of Lincoln House, Lincoln Place, Dublin 2, Ireland.


                                   AND


                       BIOJECT JV SUBSIDIARY INC.

A Corporation organised and existing under the laws of the State of Oregon having an office at 7620 S.W. Bridgeport Road,
Portland, Oregon 97224, United States of America.


WHEREAS

-ELAN owns and is beneficially entitled to the use of various patents, including the ELAN PATENT RIGHTS, which have been granted or are pending under the International Convention in relation to the development and production of monitoring devices and drug delivery devices and processes, and

-ELAN is knowledgeable in the development of devices and methods for directly or indirectly monitoring the concentration of glucose in a subject and has developed unique monitoring devices and methods, and

-JV SUB is desirous of entering into a licensing agreement with ELAN to further develop, manufacture and have manufactured in accordance with the terms of this AGREEMENT and to market, sell and distribute the PRODUCTS in the TERRITORY without infringing the ELAN GLUCOSE MONITOR TECHNOLOGY, and

-ELAN is prepared to license the ELAN PATENT RIGHTS in the TERRITORY to JV SUB.


NOW IT IS HEREBY AGREED AS FOLLOWS:


ARTICLE I : DEFINITIONS


1.1.In the present AGREEMENT and any further agreements based thereon between the Parties hereto, the following definitions shall prevail:

AFFILIATE shall mean any corporation or entity controlling, controlled by or under the common control of ELAN or JV SUB as the case may be. For the purpose of this paragraph, "control" shall mean the direct or indirect ownership of at least fifty per cent (50%) of the outstanding shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding criteria, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

2 AGREEMENT shall mean this agreement.

BIOJECT shall mean Bioject Medical Technologies Inc. and its AFFILIATES, excluding JV SUB.

4. BUSINESS PLAN shall mean the business plan to be adopted by the Board of Directors of JV SUB and approved by ELAN (which approval shall not be unreasonably withheld or delayed) from time to time. The initial form of the BUSINESS PLAN will be adopted and approved as soon as is practicable, the Parties agreeing that both expect that such initial BUSINESS PLAN will be approved in any event not later than forty five (45) days after the EFFECTIVE DATE.

5. cGP shall mean, depending on the regulatory context, current Good Clinical Practises and/or current Good Laboratory Practises and/or current Good Manufacturing Practises.

6. COMPETING PRODUCT shall mean a product which is not a PRODUCT but which would [CONFIDENTIAL PORTION OMITTED] with [CONFIDENTIAL PORTION OMITTED] such that sales of the COMPETING PRODUCT by JV SUB or its AFFILIATES would [CONFIDENTIAL PORTION OMITTED] of the PRODUCTS. COMPETING PRODUCTS will not include products in the FIELD which are complementary or supplementary to the PRODUCTS.

7. CONFIDENTIAL INFORMATION shall mean information, material or data relating to the FIELD not generally known to the public. CONFIDENTIAL INFORMATION in tangible form disclosed hereunder shall be marked as "Confidential" at the time it is delivered to the receiving Party. CONFIDENTIAL INFORMATION disclosed orally shall be identified as confidential or proprietary when disclosed and such disclosure of CONFIDENTIAL INFORMATION shall be confirmed in writing within thirty (30) days by the disclosing Party.

8.EARLY STAGE DEVELOPMENT PLAN shall have the meaning set forth in Article III Paragraph 2.

9. EFFECTIVE DATE shall mean the 15th  day of October 1997.

10. ELAN shall mean Elan Corporation, plc and any of its AFFILIATES (which for the avoidance of doubt shall exclude JV SUB and BIOJECT).

11.ELAN GLUCOSE MONITOR TECHNOLOGY shall mean the ELAN PATENT RIGHTS and/or the ELAN KNOW-HOW.

12. ELAN KNOW-HOW shall mean all scientific or technical knowledge, information or expertise, including clinical data and test results, which is not generally known to the public, developed, produced, created or acquired by or on behalf of ELAN, whether prior to or during the term of this AGREEMENT, including without limitation in the course of the development activities called for under Article III (including ELAN IMPROVEMENTS but excluding JOINT IMPROVEMENTS), relating to the FIELD, whether or not covered by any patent, copyright, design patent, trademark, trade secret or other industrial or intellectual property rights. Insofar as ELAN licenses or acquires third party technology, ELAN shall use commercially reasonable efforts to exclude or where applicable to minimise the extent of any limitations or restrictions on the inclusion of such technology in the ELAN KNOW-HOW.

13. ELAN PATENT RIGHTS shall mean all issued patents and/or pending patent applications relating to the FIELD owned or licensed by or on behalf of ELAN, whether prior to or at any time during the TERM including without limitation issued patents and /or pending applications to the extent directed to any of the ELAN KNOW-HOW (including ELAN IMPROVEMENTS but excluding JOINT IMPROVEMENTS). The current status of the ELAN PATENT RIGHTS is described by ELAN in APPENDIX A. ELAN PATENT RIGHTS shall also include all continuations, continuations-in-part, divisionals, re-issues and re-examinations of such patents and patent applications and any patents issuing thereon and extensions of any patents licensed hereunder and periods of market exclusivity. Insofar as ELAN licenses or acquires third party technology, ELAN shall use [CONFIDENTIAL PORTION OMITTED] to exclude or where applicable to minimise the extent of any limitations or restrictions on the [CONFIDENTIAL PORTION OMITTED] in the ELAN PATENT RIGHTS.

14.ELAN TRADEMARK shall have the meaning set forth in Article II Paragraph
11.4.

15.FDA shall mean the United States Food and Drug Administration or any other successor agency, whose approval is necessary to market the PRODUCTS in the United States of America.

16.FIELD shall mean the direct or indirect monitoring of the concentration of glucose in a subject.

17.IN MARKET shall mean the sale of the PRODUCTS, by JV SUB (or where applicable by JV SUB's SUBLICENSEE) to an [CONFIDENTIAL PORTION OMITTED] such as a [CONFIDENTIAL PORTION OMITTED] and shall [CONFIDENTIAL PORTION OMITTED] of the PRODUCT by JV SUB to an AFFILIATE or a SUBLICENSEE.

18. JOINT IMPROVEMENTS shall have the meaning set forth in Article VIII Paragraph 1.

19.JV SUB shall mean BIOJECT JV SUBSIDIARY INC. and any of its AFFILIATES, including BIOJECT.

20 JV SUB KNOW-HOW shall mean all scientific or technical knowledge, including clinical data and test results, information or expertise developed, produced, created or acquired by or on behalf of JV SUB which is not generally known to the public, which is developed by or on behalf of JV SUB whether prior to or during the TERM, to the extent it constitutes: (I) a modification of or an improvement on the ELAN GLUCOSE MONITORING TECHNOLOGY having potential application outside the FIELD and/or (II) technology that is necessary for the research, development or commercialisation of the PRODUCTS, whether or not covered by any patent, copyright, design patent, trademark, trade secret or other industrial or intellectual property rights (but excluding ELAN KNOW-HOW and JOINT IMPROVEMENTS).

21. JV SUB PATENT RIGHTS shall mean all issued patents and/or pending patent applications to the extent directed to any of the JV SUB KNOW-HOW owned or licensed by or on behalf of JV SUB (excluding ELAN PATENT RIGHTS and JOINT IMPROVEMENTS), together with all continuations, continuations-in-part, divisionals, re-issues and re-examinations of such patents and patent applications and any patents issuing thereon and extensions of any patents licensed hereunder.

22. LISTED COMPANIES shall mean the legal entities set out in APPENDIX B or any subsidiary of any such entity, where the entity directly or indirectly owns at least fifty per cent (50%) of the outstanding shares or other voting rights of the subsidiary to elect directors, or if not meeting the preceding criteria, where the entity owns or controls the maximum control or ownership right permitted in the country where such subsidiary exists; provided, however, that if ELAN or any of its AFFILIATES (for the avoidance of doubt other than BIOJECT and JV SUB) at any time becomes owner to the extent of more than fifteen per cent (15%) of the fully-diluted equity by any of the LISTED COMPANIES, then that LISTED COMPANY shall thereupon be removed from
the LISTED COMPANIES.   .

23. MAJOR MARKETS shall mean the United States of America, the United Kingdom of Great Britain and Northern Ireland, Italy, France, Germany and Japan.

24. NET REVENUES shall mean:

24.1. the monetary amount or non cash consideration payable by an unaffiliated third party to JV SUB (or where applicable payable to JV SUB's SUBLICENSEES) for the granting of rights, whether by licence, sublicence or otherwise, by JV SUB to any unaffiliated third party of any rights by JV SUB relating to the development or commercialisation of one or more of the PRODUCTS and/or to exploit the ELAN GLUCOSE MONITOR TECHNOLOGY or any exclusive right under the JOINT IMPROVEMENTS within the FIELD, including licence fees, advance royalties on sales and other ongoing fees, but excluding bona fide research or development fees and payments; and

24.2. the monetary amount or non cash consideration payable by an unaffiliated third party to JV SUB (or where applicable to JV SUB's SUBLICENSEE) determined by deducting from the gross amount billed for the PRODUCTS sold by JV SUB (or where applicable by JV SUB's SUBLICENSEE) IN MARKET to its customers in the country of sale:

24.2.1. [CONFIDENTIAL PORTION OMITTED] or [CONFIDENTIAL PORTION OMITTED], including [CONFIDENTIAL PORTION OMITTED], and [CONFIDENTIAL PORTION OMITTED], if any;

24.2.2. [CONFIDENTIAL PORTION OMITTED] or [CONFIDENTIAL PORTION OMITTED] and [CONFIDENTIAL PORTION OMITTED], if any, allowed or paid;

24.2.3. [CONFIDENTIAL PORTION OMITTED], if any, given or made on account of [CONFIDENTIAL PORTION OMITTED], whether in existence now, or enacted at any time during the term of this AGREEMENT;

24.2.4. any [CONFIDENTIAL PORTION OMITTED] (other than [CONFIDENTIAL PORTION OMITTED]), [CONFIDENTIAL PORTION OMITTED] or [CONFIDENTIAL PORTION OMITTED] upon or measured by the production, sale, transportation, delivery, or use of the PRODUCTS; and

24.2.5 any sums already included in NET REVENUES and attributed to such PRODUCT sale, such as [CONFIDENTIAL PORTION OMITTED], as the same are so attributed.

For the avoidance of doubt, it is understood and agreed that ELAN shall not be entitled to receive any share of payments received by JV SUB from a third party for the purchase of equity in JV SUB, debt financing, the license of intellectual property other than in relation to the ELAN GLUCOSE MONITOR TECHNOLOGY and/or any exclusive right under the JOINT IMPROVEMENTS within the FIELD.

NET REVENUES shall include and ELAN shall be entitled to receive any share of payments received from a third party for the purchase of equity in JV SUB where such payments or a portion thereof are in excess of the fair market value of such equities and are directly attributable to the granting of rights to the ELAN GLUCOSE MONITOR TECHNOLOGY and/or any exclusive right under the JOINT IMPROVEMENTS within the FIELD.

In the event that JV SUB (or where applicable JV SUB's SUBLICENSEE) shall sell the PRODUCT to third parties which is not on an arm's length basis in a particular country and the price attributable to the PRODUCT is less than the average price of "arms length" sales of the PRODUCT alone in the particular country for the reporting period in which sales occur, NET REVENUES for any such sales shall be the average price of "arms length" sales by JV SUB (or where applicable by JV SUB's SUBLICENSEE) of the PRODUCT alone and in the country during the reporting period in which such sales occur. If the average price of "arms length" sale of the PRODUCT cannot be determined in any given country, the NET REVENUES will be determined by the value of the PRODUCT sold to similar customers in countries with similar pricing and reimbursement structures and for similar quantities.

25. Party shall mean JV SUB or ELAN, as the case may be. "Parties" shall mean JV SUB and ELAN.

26. PMA shall mean one or more of (I) a Pre-Market Application, (II) New Drug Applications or (III) 510(k) or other substantially similar applications which JV SUB shall file, including any supplements or amendments thereto, which JV SUB may file for a PRODUCT with the FDA and/or a REGULATORY AUTHORITY.

27. PRODUCT(S) shall mean all devices or any parts thereof used, developed, manufactured, offered for sale or sold by or on behalf of JV SUB within the FIELD which but for the granting of the licenses by ELAN pursuant to Article
II would infringe the ELAN PATENT RIGHTS or the patents incorporated in the JOINT IMPROVEMENTS and/or which incorporate or apply the ELAN KNOW-HOW and/or the JOINT IMPROVEMENTS. Where [CONFIDENTIAL PORTION OMITTED] believes that one or more of its or its AFFILIATES' products [CONFIDENTIAL PORTION OMITTED] or [CONFIDENTIAL PORTION OMITTED] the ELAN KNOW-HOW and/or the JOINT IMPROVEMENTS, the onus shall be upon [CONFIDENTIAL PORTION OMITTED] to establish the same to the reasonable satisfaction of [CONFIDENTIAL PORTION OMITTED].

28. PROJECT shall mean all activity as undertaken by ELAN and JV SUB in order to develop the PRODUCT in accordance with the BUSINESS PLAN.

29. PROJECT TEAM shall mean the group to be established pursuant to Article
VII.

30. REGULATORY APPROVAL shall mean (i) approval for sale and marketing of one or more of the PRODUCTS by the FDA in the United States of America, and/or
(ii) approval for sale and marketing of one or more of the PRODUCTS in the other countries of the TERRITORY by the applicable REGULATORY AUTHORITIES.

31. REGULATORY AUTHORITIES shall mean one or more regulatory authorities whose approval is necessary to market the PRODUCTS in the TERRITORY outside of the United States of America where JV SUB intends to obtain REGULATORY APPROVAL.

32. RESEARCH AND DEVELOPMENT COST shall mean in the case of research and development being conducted by or on behalf of ELAN for JV SUB pursuant to
Article III, the fully allocated costs thereof calculated in accordance with generally accepted Irish accounting principles consistently applied.

33. SHAREHOLDER APPROVAL shall have the meaning as defined in the Securities Purchase Agreement entered into on the EFFECTIVE DATE between BIOJECT and Elan International Services Limited.

34. SUBLICENSEE shall mean a sublicensee appointed by JV SUB or ELAN as the case may be, or where applicable a sublicensee appointed by such a sublicensee, pursuant to the provisions of the AGREEMENT.

35. TERM shall have the meaning set forth in Article IX Paragraph 1.

36. TERRITORY shall mean the United States of America, Canada and Mexico; however if SHAREHOLDER APPROVAL is granted, the TERRITORY shall be world-wide.

37. US$ shall mean United States Dollars.


1.2 In this AGREEMENT

1.2.1 the singular includes the plural and vice versa, the masculine includes the feminine and vice versa and references to natural persons include corporate bodies, partnerships and vice versa.

1.2.2 any reference to a Article or Appendix shall, unless otherwise specifically provided, be to an Article or Appendix of this AGREEMENT.

1.2.3 the headings of this AGREEMENT are for ease of reference only and shall not affect its construction or interpretation.


ARTICLE II : THE LICENCE

1.1. ELAN shall remain proprietor of the ELAN GLUCOSE MONITOR TECHNOLOGY but hereby grants to JV SUB for the TERM a sole and exclusive (including as to ELAN) licence in the TERRITORY, with the right to grant sublicences pursuant to and in accordance with the provisions of Article II Paragraph 2, to research, develop, manufacture, have manufactured for JV SUB (or its permitted SUBLICENSEES), import and have imported, use, sell, offer for sale and otherwise commercialise the ELAN GLUCOSE MONITOR TECHNOLOGY, ELAN's interest in the JOINT IMPROVEMENTS in the FIELD and the PRODUCTS under the terms and conditions set out herein.

1.2. Subject to earlier termination of the AGREEMENT pursuant to Article IX, at the end of the TERM the rights granted by ELAN to JV SUB pursuant to Article II Paragraph 1.1. above shall be [CONFIDENTIAL PORTION OMITTED]. In the event that the AGREEMENT is terminated by JV SUB prior to the end of the TERM due to an ELAN breach pursuant to Article IX Paragraph 2, [CONFIDENTIAL PORTION OMITTED] shall be [CONFIDENTIAL PORTION OMITTED] to a [CONFIDENTIAL PORTION OMITTED] commencing from the date on which the TERM would have ended had the AGREEMENT continued in force.

1.3. Should JV SUB or its AFFILIATES commercialise or announce that they are developing for commercialisation, any COMPETING PRODUCT during the TERM specifically in any country or countries of the TERRITORY, ELAN shall notify
JV SUB in writing that ELAN is of the opinion that JV SUB or its AFFILIATES are commercialising a COMPETING PRODUCT or have made such an announcement, as to that country or countries. Unless JV SUB promptly desists from such commercialisation or intended commercialisation, ELAN reserves the right to terminate the exclusivity of the licences granted to JV SUB under the AGREEMENT in such country or countries, which thenceforth for the remainder of the TERM shall become non-exclusive in such country or countries. In such event, ELAN shall have no further obligation to include in its licenses to JV SUB with respect to that country or countries any ELAN IMPROVEMENTS that are developed, produced, created or acquired by or on behalf of ELAN after the effective date of such termination of JV SUB's exclusivity in such country or countries, and neither shall the JV SUB KNOW-HOW and JV SUB PATENT RIGHTS to be licensed to ELAN pursuant to Article II Paragraph 8.3. include, as to such country or countries, any JV SUB KNOW-HOW that is developed, produced, created or acquired by or on behalf of JV SUB after the effective date of such termination of JV SUB's exclusivity in such country or countries. Further, in such event, ELAN shall have a royalty free licence to the JV SUB PATENT RIGHTS and the JV SUB KNOW-HOW previously developed, produced, created or acquired by or on behalf of JV SUB within the FIELD and to exploit the JOINT IMPROVEMENTS in the FIELD in such country or countries. If JV SUB disputes ELAN's contention, JV SUB shall furnish all relevant materials and documentation to ELAN to enable the Parties to review whether or not ELAN's contention is correct. In the event that the Parties disagree whether or not JV SUB, its AFFILIATES are commercialising a COMPETING PRODUCT, or have announced that they are developing a COMPETING PRODUCT for commercialisation, the matter may be submitted to arbitration by either Party. JV SUB's right to an exclusive licence and to improvements shall remain in effect until and unless the arbitrator makes a decision that the exclusivity of JV SUB's license in such country should terminate as described above.

2.1. JV SUB may sublicense rights which incorporate the ELAN GLUCOSE MONITOR TECHNOLOGY with the prior written consent of ELAN which shall not be unreasonably withheld or delayed; provided, that such reasonableness standard shall not apply in the case of a proposed sublicence to any of the entities listed on the LISTED COMPANIES. The nature and extent of the proposed sub-licence (such as the extent of the territory of the sublicence, the material terms of the proposed sublicence, and whether the SUBLICENSEE has the rights of further sublicensing) shall be a relevant factor in determining whether or not ELAN has acted reasonably or otherwise in making such determination. JV SUB shall use its reasonable endeavours to ensure that ELAN shall have the same rights of audit and inspection vis a vis the SUBLICENSEE as ELAN has pursuant to this AGREEMENT concerning JV SUB.

2.2. Insofar as the obligations owed by JV SUB to ELAN are concerned, JV SUB shall remain responsible for all acts and omissions of any SUBLICENSEE as if such acts and omissions were by JV SUB; provided that no such acts or omissions of such SUBLICENSEE will constitute a material breach of the AGREEMENT by JV SUB for the purposes of Article IX Paragraph 2. In the event that ELAN terminates the AGREEMENT pursuant to the provisions of Article IX Paragraph 2, due to the default of JV SUB, then ELAN shall, with JV SUB's consent and assistance, notify each SUBLICENSEE appointed pursuant to Article II Paragraph 2.1. of the said termination. If any SUBLICENSEE elects to notify ELAN that it requires the continuation of the licenses granted to JV SUB pursuant to this AGREEMENT, ELAN shall promptly enter into good faith negotiations with such SUBLICENSEE to establish a direct contractual nexus between ELAN and such SUBLICENSEE. Such contractual nexus shall, subject to ELAN's reasonable discretion, be on commercially reasonable terms and shall to the extent practicable be on terms no less favourable to the SUBLICENSEE than the terms of such SUBLICENSEES' agreement with JV SUB, and shall provide that the SUBLICENSEE shall take over the applicable obligations owed by JV SUB to ELAN pursuant to this AGREEMENT. Sales of PRODUCTS and other consideration payable to such a SUBLICENSEE in relation to the PRODUCTS shall constitute NET REVENUES for the purpose of calculating the sums payable by the SUBLICENSEE to ELAN. In the event that JV SUB does not continue or procure the continuance of the supply of the relevant PRODUCT or the PRODUCTS to the said SUBLICENSEE, JV SUB shall use its reasonable endeavours to ensure that ELAN or the SUBLICENSEE can enter into the appropriate supply arrangements with JV SUB or JV SUB's suppliers of the PRODUCTS and the components thereof and grant ELAN a licence in the terms set out in Article II Paragraph 8.3.

3. It is contemplated that the physical transfer of the ELAN KNOW-HOW to be licensed under this AGREEMENT and the furnishing of copies of relevant patent documentation regarding the ELAN PATENT RIGHTS shall be completed within [CONFIDENTIAL PORTION OMITTED] of the EFFECTIVE DATE (it being understood that this is without prejudice to the later physical transfer of ELAN IMPROVEMENTS thereafter developed, produced, created or acquired by or on behalf of ELAN licensed pursuant to the AGREEMENT, including the furnishing of copies of patent documentation regarding any applicable ELAN PATENT RIGHTS with respect to ELAN IMPROVEMENTS). ELAN shall, at its expense, provide all notices and reasonable assistance within such [CONFIDENTIAL PORTION OMITTED] period to JV SUB to facilitate such transfer (and later, as to any subsequent transfer of ELAN IMPROVEMENTS); provided, that in the event that JV SUB's requirements relating to such transfer are in excess of the Parties' current reasonable, good faith, expectations, the Parties shall negotiate in good faith reimbursement of ELAN's out-of-pocket expenses.

4. JV SUB shall mark or have marked the patent number on all PRODUCTS, or otherwise reasonably communicate to the trade concerning the existence of any ELAN PATENT RIGHTS for the countries within the TERRITORY in such a manner as to ensure compliance with, and enforceability under, applicable laws.

Performance by JV SUB

5. JV SUB shall use [CONFIDENTIAL PORTION OMITTED] efforts consistent with its financial resources and capital constraints, to [CONFIDENTIAL PORTION OMITTED] the PRODUCTS and to [CONFIDENTIAL PORTION OMITTED] the ELAN GLUCOSE MONITOR TECHNOLOGY in the [CONFIDENTIAL PORTION OMITTED] in accordance with the [CONFIDENTIAL PORTION OMITTED].

6. [CONFIDENTIAL PORTION OMITTED] JV SUB shall report on the ongoing sales performance of the PRODUCTS, and the exploitation of the ELAN GLUCOSE MONITOR TECHNOLOGY in the TERRITORY, furnish a non binding forecast of NET REVENUES for the following [CONFIDENTIAL PORTION OMITTED] months, a summary of the [CONFIDENTIAL PORTION OMITTED] and [CONFIDENTIAL PORTION OMITTED] for the PRODUCTS, a list of the [CONFIDENTIAL PORTION OMITTED] concluded by JV SUB as permitted by [CONFIDENTIAL PORTION OMITTED] together with a summary of the [CONFIDENTIAL PORTION OMITTED] (such as the [CONFIDENTIAL PORTION OMITTED] of the [CONFIDENTIAL PORTION OMITTED], the PRODUCT and [CONFIDENTIAL PORTION OMITTED] for which the [CONFIDENTIAL PORTION OMITTED] has been granted, the [CONFIDENTIAL PORTION OMITTED] and the [CONFIDENTIAL PORTION OMITTED]). For the avoidance of doubt, the Parties agree that all information furnished to ELAN pursuant to this Paragraph shall constitute CONFIDENTIAL INFORMATION for the purposes of this AGREEMENT.

7. When packaged, and to the extent permitted by law, a product label shall include an acknowledgement that the PRODUCT is made under licence from or manufactured by ELAN. Such acknowledgement shall take into consideration regulatory requirements and JV SUB's commercial requirements. JV SUB shall wherever possible give due acknowledgement and recognition to ELAN in all printed promotional and other material regarding the PRODUCT such as stating that the PRODUCT is under license from ELAN and that the applicable ELAN GLUCOSE MONITOR TECHNOLOGY has been applied to the PRODUCT. JV SUB shall consult with and obtain the approval of ELAN as to the format and content of the promotional and other material insofar as it relates to a description of, or other reference to, the application of the ELAN GLUCOSE MONITOR TECHNOLOGY. It shall be presumed that ELAN approved of such use unless ELAN provides written notice of disapproval of such use to JV SUB within thirty (30) days of delivery of such materials to ELAN, such approval not to be unreasonably withheld or delayed. The further consent of ELAN shall not be required where the format and content of such materials is substantively materially similar as the materials previously furnished to and approved by ELAN.

8.1. JV SUB shall effect a national commercial launch of the PRODUCT in each MAJOR MARKET within one hundred and eighty (180) days of REGULATORY APPROVAL thereof in such MAJOR MARKET. If JV SUB does not make a national commercial launch in one or more of the MAJOR MARKETS within the one hundred and eighty
(180) day period, or such longer period permitted by the provisions of this Paragraph 8.1, the licences granted to JV SUB hereunder shall with thirty
(30) days notice from ELAN terminate in the applicable country and ELAN shall be entitled to a licence to commercialise the PRODUCT that was given such REGULATORY APPROVAL under the JV SUB PATENT RIGHTS and the JV SUB KNOW-HOW developed, produced, created or acquired by JV SUB, in the applicable country on the terms set out in Article II Paragraph 8.3. and to the TRADEMARK on the terms set out in Article II Paragraph 11.2 for such purpose. If in JV SUB's reasonable commercial judgement, one or more of the one hundred and eighty (180) day periods specified in this Paragraph 8.1. is insufficient, the Parties shall negotiate in good faith the applicable extension to the said one hundred and eighty (180) day period. Notwithstanding the above, in the event that the Parties disagree whether or not JV SUB has satisfied its obligations under this AGREEMENT in any country listed above, the matter may be submitted to arbitration by either Party, and JV SUB's rights and licenses shall remain in effect until and unless the arbitrator makes a decision that JV SUB's right and license in such country should terminate.

8.2. JV SUB will use commercially reasonable efforts to file and obtain REGULATORY APPROVAL in the MAJOR MARKETS as soon as practicable. In the event of any failure by ELAN to diligently pursue any submission in any application for regulatory approval in any country which results in JV SUB's failure to obtain regulatory approval or any delay thereof, the Parties through the PROJECT TEAM shall make reasonable and appropriate adjustments to the period in which JV SUB shall have to obtain the applicable regulatory approvals.

8.3. If (x) JV SUB fails to obtain REGULATORY APPROVAL to commercialise the PRODUCT in the MAJOR MARKETS within a commercially reasonable time, as determined by the PROJECT TEAM, or (y) JV SUB fails to effect a commercial launch of the PRODUCT in the MAJOR MARKETS within the period specified in Paragraph 8.1. above JV SUB shall, at the option of ELAN, make available and transfer to ELAN all of JV SUB's data, information, applications, approvals and filings to permit ELAN to commercialise the PRODUCT in the applicable country or countries (including access to such data, information, applications, approvals and filings which is of assistance in obtaining or maintaining approvals and filings in the applicable country or countries), in consideration for a royalty of [CONFIDENTIAL PORTION OMITTED] of NET REVENUES (for which purpose the definition of NET REVENUES as set out in Article I shall apply to mutatis mutandis) of the PRODUCT, after recovery of the expenses incurred by ELAN related to the development and commercialisation of such PRODUCTS in the applicable country or countries of the TERRITORY. Such royalty shall be payable with respect to such NET REVENUES with respect to a term extending until the expiration of fifteen (15) years starting from the EFFECTIVE DATE, or on a country by country basis for the life of the last to expire patent included in the JV SUB PATENT RIGHTS or the JOINT IMPROVEMENTS, whichever is longer. In such event ELAN shall be entitled to an exclusive licence to the JV SUB PATENT RIGHTS and the JV SUB KNOW-HOW developed, produced, created or acquired by JV SUB whether prior to or after the granting of the licence to
ELAN), and a licence to the JOINT IMPROVEMENTS to the exclusion of JV SUB to commercialise the PRODUCT on the terms set out in this Paragraph and to the TRADEMARK on the terms set out in Article II, Paragraph 11.2. for such purpose. ELAN may sublicense the rights granted to it pursuant to this Paragraph to one or more SUBLICENSEES with the prior written consent of JV
SUB which shall not be unreasonably withheld or delayed. Insofar as JV SUB has licensed or acquired third party technology, JV SUB shall all commercially reasonable efforts to exclude or where applicable to minimise the extent of any limitations or restrictions on its use for such purposes, and it is understood that no such limitations or restrictions shall be permitted as between BIOJECT and JV SUB. In the event that ELAN acquires a licence, the Parties shall enter into a further written licence agreement which shall include customary and reasonable terms relating to, inter alia, the timing of royalty payments to JV SUB, reporting obligations regarding net sales, audit rights of JV SUB with respect to books and records relating to net sales, and indemnity provisions, which obligations shall, unless otherwise agreed by the Parties, be substantially similar to those in this AGREEMENT with respect to commercialisation of the PRODUCTS by JV SUB.

8.4.1 JV SUB will use its commercially reasonable efforts to obtain regulatory approval to commercialise the PRODUCT in the other countries of the TERRITORY that it selects, having regard to the effort and expenditure required to obtain regulatory approval for the PRODUCT and the commercial opportunities for the PRODUCT in such other countries of the TERRITORY.

8.4.2. In the event that the Parties disagree whether JV SUB has satisfied its obligations under Paragraph 8.4.1. above with regard to one or more of such other countries of the TERRITORY, the matter may be submitted to arbitration pursuant to Article X Paragraph 14 by either Party, and JV SUB's rights and licenses shall remain in effect until and unless the arbitrator makes a decision that JV SUB's right and license in such country should terminate.

8.4.3. If JV SUB indicates to ELAN that it does not intend to obtain registration approval and commercialise the PRODUCT in a particular country or countries of the TERRITORY, or fails to commence commercialisation in any country within one hundred and (180) days after receiving the required regulatory approval therefore, ELAN shall be entitled to a licence to the JV SUB PATENT RIGHTS and the JV SUB KNOW-HOW to commercialise the PRODUCT in such countries on the terms set out in Article II Paragraph 8.3. and to the TRADEMARK on the terms set out in Article II Paragraph 11.

Grant of rights to ELAN

9.1. ELAN may use the ELAN GLUCOSE MONITOR TECHNOLOGY and all technical and clinical data or improvements generated by ELAN pursuant to this AGREEMENT in connection with ELAN's commercial arrangements for the PRODUCTS in any country which ceases to be a part of the TERRITORY, or in relation to the PRODUCTS in the TERRITORY in the event of the termination of this AGREEMENT; provided that ELAN will not, prior to February 1, 1998, make any such commercial arrangements, nor any grants of any rights to any third party, anywhere in the world that would be inconsistent with the extension of the TERRITORY to be world-wide upon the SHAREHOLDER APPROVAL, with the same effect for all purposes under this AGREEMENT as if the TERRITORY had been world-wide from the EFFECTIVE DATE and at all times through the SHAREHOLDER APPROVAL.

9.2. For the avoidance of doubt, nothing in the AGEEMENT shall prevent ELAN from exploiting the ELAN GLUCOSE MONITOR TECHNOLOGY and all technical and clinical data or improvements generated by ELAN pursuant to this AGREEMENT outside the FIELD.

10.1. Subject to the confidentiality and non-disclosure provisions set out in
Article X Paragraph 1, ELAN and JV SUB will share (for no additional consideration) all relevant information developed in connection with the PROJECT, relating to the development and commercialisation of the PRODUCT including pre-clinical, methods, clinical protocols and other necessary or appropriate data; it being understood that neither Party shall have any right to any intellectual property or products of the other except as expressly set forth in this AGREEMENT.

10.2. JV SUB shall be and remain the proprietor of all the JV SUB PATENT RIGHTS and JV SUB KNOW-HOW, but will grant to ELAN a non-exclusive world-wide, [CONFIDENTIAL PORTION OMITTED] license, to research, develop, package, manufacture, have manufactured for ELAN (or its permitted SUBLICENSEES), import and have imported, use, sell, offer for sale, and otherwise commercialise under the JOINT IMPROVEMENTS and under the JV SUB KNOW-HOW that is described in Clause (I) of the definition of "JV SUB KNOW-HOW" in
Article I, and the JV SUB PATENT RIGHTS directed to such JV SUB KNOW-HOW outside the FIELD. The licence granted pursuant to this Paragraph shall include patent rights and know-how licensed or acquired by JV SUB from one or more third parties where JV SUB is free to license and disclose such improvements. JV SUB shall not be obliged to use [CONFIDENTIAL PORTION OMITTED] efforts to [CONFIDENTIAL PORTION OMITTED] or where applicable [CONFIDENTIAL PORTION OMITTED] the extent of any such [CONFIDENTIAL PORTION OMITTED] but shall act [CONFIDENTIAL PORTION OMITTED] as regards the interests of ELAN. No such [CONFIDENTIAL PORTION OMITTED] shall be permitted as between [CONFIDENTIAL PORTION OMITTED] and [CONFIDENTIAL
PORTION OMITTED]. ELAN may sublicense the rights granted to it pursuant to this Paragraph to one or more SUBLICENSEES with the prior written consent of JV SUB which shall not be unreasonably withheld or delayed.

Trademark

11.1. JV SUB shall market the PRODUCT in the TERRITORY under a TRADEMARK, whether during the TERM or thereafter, which TRADEMARK will be owned by JV SUB. JV SUB shall take reasonable steps to register such TRADEMARK within the TERRITORY where JV SUB reasonably believes exploitation of one or more of the PRODUCTS shall occur. In the event that JV SUB does not intend to commercialise the PRODUCT and ELAN obtains a license pursuant to Article II Paragraph 8.3, ELAN shall be entitled to request JV SUB to register the TRADEMARK in such country, at ELAN's expense.

11.2. In the event that ELAN acquires a license to the JV SUB PATENT RIGHTS and the JV SUB KNOW-HOW pursuant to Article II Paragraph 8.3, JV SUB shall grant ELAN an exclusive royalty free licence to the TRADEMARK solely for use in connection with the sale of the PRODUCT for the applicable country or countries of the TERRITORY, in which event the following provisions shall apply:

11.2.1 ELAN shall as soon as it becomes aware of any infringement give to JV SUB in writing full particulars of any use or proposed use by any other person, firm or company of a trade name or trademark or mode or promotion or advertising which amounts to or might amount either to infringement of JV SUB's rights in relation to the TRADEMARK or to passing off;

11.2.2. if ELAN becomes aware that any other person, firm or company alleges that the TRADEMARK is invalid or that the use of the TRADEMARK infringes any rights of another party or that the TRADEMARK is otherwise attacked or attackable, ELAN shall immediately give to JV SUB full particulars in writing thereof and shall make no comment or admission to any third party in respect thereof; and

11.2.3. JV SUB shall have the right to conduct all proceedings relating to the TRADEMARK and shall in its sole discretion decide what action, if any, to take in respect of any infringement or alleged infringement of the TRADEMARK or passing-off or any other claim or counter-claim brought or threatened in respect of the use or registration of the TRADEMARK. Any such proceedings shall be conducted at JV SUB's expense and for its own benefit. In the event that JV SUB fails to take action in respect of any infringement or alleged infringement of the TRADEMARK or passing-off or any other claim or counter-claim brought or threatened in respect of the use or registration of the TRADEMARK, ELAN may request JV SUB to take such action at the expense of ELAN.

11.3. In the event that ELAN acquires a license to the JV SUB PATENT RIGHTS and the JV SUB KNOW-HOW pursuant to Article II Paragraph 8.3, ELAN may at its discretion advertise and promote the PRODUCT under the TRADEMARK. Except as set forth in this Paragraph 11, nothing contained in this AGREEMENT shall grant to ELAN any right, title, or interest in or to TRADEMARK, whether or not specifically recognised or perfected under applicable laws. At no time during or after the term of this AGREEMENT shall ELAN challenge or assist others to challenge any TRADEMARK, or the registration thereof or attempt to register any trademarks, marks, or trade names confusingly similar to any TRADEMARK. All representations of any TRADEMARK that ELAN intends to use shall first be submitted to JV SUB for approval (which shall not be unreasonably withheld) of design, colour, and other details, or shall be exact copies of those used by JV SUB. In addition, ELAN shall fully comply with all reasonable guidelines, if any, communicated by JV SUB concerning the use of any TRADEMARK.

11.4. ELAN grants to JV SUB an exclusive royalty free licence in the TERRITORY solely for use in connection with the sale of the PRODUCT, for the TERM to use any ELAN TRADEMARK, if any, which relates to the ELAN GLUCOSE MONITOR TECHNOLOGY applicable to the PRODUCT (the "ELAN TRADEMARK"), such as an acronym for the applicable technology applied to the PRODUCT, on the terms set forth in
Article II Paragraph 11.2.1. to 11.2.3.(including the obligation not to challenge or assist others to challenge any trademark referred to in this Paragraph, or the registration thereof or attempt to register any trademarks, marks, or trade names confusingly similar to any such trademark) as applied mutatis mutandis. JV SUB shall not be obliged to use the ELAN TRADEMARK to identify the PRODUCT but at ELAN's request shall be obliged to use the ELAN TRADEMARK to identify the applicable ELAN technology embodied in the PRODUCT. For the avoidance of doubt, the Parties hereby confirm that JV SUB shall not be entitled to a licence to use any trademark owned or controlled by ELAN which identifies a product and furthermore that nothing in this Paragraph shall prevent the licensing by ELAN of the ELAN TRADEMARK outside the FIELD.

12. JV SUB hereby confirms that it intends to manufacture or procure the manufacture of the PRODUCTS in a manner which fully complies with all applicable statutes, ordinances and regulations of the United States of America and other countries with respect to the manufacture of the PRODUCTS including, but not limited to, the U.S. Federal Food, Drug and Cosmetic Act and regulations thereunder and cGP.

ARTICLE III:	DEVELOPMENT OF THE PRODUCTS

1. Subject to the provisions of Article III Paragraph 2 and Article III Paragraph 3, JV SUB shall be responsible for the cost of the further development, registration, manufacture and marketing of the PRODUCTS.

2. The PROJECT TEAM shall prepare and agree upon a development plan in respect of the PRODUCT, including development work to be undertaken by ELAN as soon as is practicable and in no event later than forty five (45) days after the EFFECTIVE DATE (the "EARLY-STAGE DEVELOPMENT PLAN"). The Parties agree that ELAN shall perform, and shall fund the cost of such development, pursuant to and in accordance with the EARLY-STAGE DEVELOPMENT PLAN, such development through and including the first to occur of (I) the first human clinical trials in healthy human volunteers without regard to the result thereof;(II) March 31, 1998; or (III) the devotion of ELAN to such further development pursuant to the EARLY-STAGE DEVELOPMENT PLAN of an aggregate amount of US$2.5 million (two million five hundred thousand United States dollars) (using RESEARCH AND DEVELOPMENT COST plus [CONFIDENTIAL PORTION OMITTED] as the basis for calculating the foregoing aggregate amount.

3. In addition to the research and development to be conducted pursuant to Paragraph 2 above, the Parties shall each negotiate in good faith the extent to which ELAN shall provide research and development services to JV SUB.
ELAN will agree to undertake certain research and development work related to the development and commercialisation of the PRODUCTS as set forth in one or more development plans agreed to in good faith between ELAN and JV SUB. The cost of such development work shall be RESEARCH AND DEVELOPMENT COST together with an additional royalty calculated on the basis of [CONFIDENTIAL PORTION OMITTED] of the RESEARCH AND DEVELOPMENT COST;
provided, that if SHAREHOLDER APPROVAL is granted, the cost of such development work shall be at the rate of RESEARCH AND DEVELOPMENT COST together with an additional royalty calculated on the basis of [CONFIDENTIAL PORTION OMITTED] of the RESEARCH AND DEVELOPMENT COST.

4. Subject to the provisions of this Article III, JV SUB shall use its reasonable efforts, as would be deemed commensurate with the achievement of its own business aims for a similar product of its own to conduct such part of the PROJECT as the Parties mutually agree shall be conducted by JV SUB. Subject to the provisions of this Article III, ELAN shall use its reasonable efforts, as would be deemed commensurate with the achievement of its own business aims for a similar product of its own, to conduct such part of the PROJECT as the Parties mutually agree that shall be conducted by ELAN. JV SUB shall carry out all clinical studies to prevailing cGP and most specifically in accordance with FDA standards and guidelines.

5. ELAN shall have no liability to JV SUB as a result of any failure or delay of the PRODUCTS to achieve one or more of the milestones set out in the PROJECT and/or to obtain the REGULATORY APPROVAL or the approval of the regulatory authorities in one or more of the other countries of the TERRITORY. JV SUB shall have no liability to ELAN as a result of any failure or delay of the PRODUCTS to obtain the REGULATORY APPROVAL or the approval of the appropriate health regulatory authorities in one or more of the countries of the TERRITORY.

6. The Parties hereby confirm that each shall undertake its respective part of the PROJECT as a collaborative effort and that the provisions of this AGREEMENT requires that each Party diligently carries out those tasks assigned to it under the PROJECT and as otherwise agreed during the course of the PROJECT. Each Party shall co-operate with the other in good faith particularly with respect to unknown problems or contingencies and shall perform its obligations in good faith and in a commercially reasonable, diligent and workmanlike manner. Each Party will update the other Party on the progress of the PROJECT at meetings of the PROJECT TEAM.

7. For the avoidance of doubt, the Parties hereby confirm that a primary objective of the PROJECT is to generate the PMA and secure REGULATORY APPROVAL for the PRODUCT from the FDA. As of the date of this AGREEMENT, it is the Parties' expectation that the body of data so generated in the PROJECT will also support such applications for regulatory approval that JV
SUB shall make in the other countries of the TERRITORY. In the event however that such expectation proves unfounded or incorrect and further data is required to obtain such other approvals as are pursued by JV SUB in the other countries of the TERRITORY, JV SUB shall determine the viability of proceeding further with the regulatory application and generation of the further data requirements.

ARTICLE IV : FINANCIAL PROVISIONS


Initial Royalties

1.1. In consideration for the research and development of the PRODUCT by ELAN under this AGREEMENT, JV SUB shall pay to ELAN the amounts set out in Article III Paragraph 3. Subject to the provisions of Article III Paragraph 2, all research and development work conducted by ELAN pursuant to this AGREEMENT, including work conducted pursuant to Article III shall be the subject of
Article IV Paragraph 1.

1.2. ELAN will keep accurate records consistent with its normal business practices, of the efforts expended by it under the PROJECT for which it is charging JV SUB, which will include the time spent by each person working on the PROJECT. Each quarter ELAN will send reports to JV SUB in order to enable JV SUB to monitor ELAN's level of effort to assure JV SUB that the committed level of effort is being applied.

1.3. If ELAN's development efforts require the use of an unaffiliated third party, ELAN will, prior to appointing such unaffiliated third party, discuss with JV SUB the activities to be undertaken by such unaffiliated third party and the terms and conditions thereof. ELAN will not proceed with such third party without the prior written approval of JV SUB, which approval shall not be unreasonably withheld. ELAN shall charge JV SUB for the time spent by its employees in administering the work conducted by such unaffiliated third parties on the basis set out in Article III Paragraph 3. ELAN shall have the right to charge JV SUB for all reasonable out of pocket expenses incurred in the provision of its obligations thereunder.

Licence Royalties

2. In consideration of the rights and licence granted to JV SUB to the ELAN PATENT RIGHTS by virtue of this AGREEMENT, JV SUB shall pay to ELAN amounts as follows:

2.1. US$15 million (fifteen million United States Dollars) upon the date of execution of this AGREEMENT;

2.2. US$1.0 million (one million United States Dollars) within ten (10) days of commencement of pivotal clinical trials relating to the first PRODUCT (it being a matter for the PROJECT TEAM to determine what constitutes a `pivotal' clinical trial for the purposes of this Paragraph and Paragraph 2.3. below) and the concurrent agreement between JV SUB and ELAN of the success criteria for such pivotal clinical trials, which the Parties intend will include completed ISS/ISE;

2.3. US$1.5 million (one million five hundred thousand United States Dollars) within one hundred and twenty (120) days of the successful completion of the pivotal clinical trials referred to in Paragraph 2.2. above; provided, that JV SUB shall be liable for interest on such amount at the rate of ten per cent (10%) per year from and after the date that is sixty (60)days after such completion;

2.4. US$3.0 million (three million United States Dollars) within ten (10) days of the initial filing of a PMA to obtain REGULATORY APPROVAL for marketing of the first PRODUCT to reach such stage with the FDA; and

2.5. US$10.0 million (ten million United States Dollars) within one hundred and twenty (120) days of the first REGULATORY APPROVAL for the first PRODUCT to reach such stage by the FDA provided, that JV SUB shall be liable for interest on such amount at the rate of ten per cent (10%) per year from and after the date that is sixty (60) days after such approval; except that, in the event that SHAREHOLDER APPROVAL is obtained, the following payments shall be due and owing

2.5.1. US$5.0 million (five million United States Dollars) within one hundred and twenty (120) days of the first REGULATORY APPROVAL by the FDA for the first PRODUCT to reach such stage in the United States of America, provided, that JV SUB shall be liable for interest on such amount at the rate of ten per cent (10%) per year from and after the date that is sixty (60) days after such approval; and

2.5.2. US$5.0 million (five million United States Dollars) within one hundred and twenty (120) days of the approval by a REGULATORY AUTHORITY other than the FDA for the first PRODUCT to reach such stage in one or more MAJOR MARKETS other than the United States of America, provided, that JV SUB shall be liable for interest on such amount at the rate of ten per cent (10%) per year from and after the date that is sixty (60) days after such approval.

All such payments are due upon achievement of the milestone event and are payable by JV SUB within the number of days specified above following the occurrence of the milestone, of which event JV SUB will promptly notify ELAN and ELAN will send an invoice to JV SUB for the corresponding milestone payment. The foregoing licence royalties shall be non-recoverable by JV SUB.

Royalty on NET REVENUES

3.1. In consideration of the license of the ELAN PATENT RIGHTS to JV SUB, the royalties payable by JV SUB to ELAN shall calculated by reference to the NET REVENUES generated by JV SUB or its sublicensees on or after the EFFECTIVE DATE.

3.2. The royalty payable shall vary from [CONFIDENTIAL PORTION OMITTED] to [CONFIDENTIAL PORTION OMITTED] of NET REVENUES based upon the following (per cent amounts refer to royalty rates, and dollar amounts refer to NET REVENUES in a fiscal year):

3.2.1. [CONFIDENTIAL PORTION OMITTED] on the first [CONFIDENTIAL PORTION
OMITTED],

3.2.2. [CONFIDENTIAL PORTION OMITTED] on the amount between [CONFIDENTIAL PORTION OMITTED] and [CONFIDENTIAL PORTION OMITTED], and

3.2.3. [CONFIDENTIAL PORTION OMITTED] on the amount in excess of [CONFIDENTIAL PORTION OMITTED];

provided, that in the event of SHAREHOLDER APPROVAL, such royalties shall be as follows:

3.2.4. [CONFIDENTIAL PORTION OMITTED] on the first [CONFIDENTIAL PORTION
OMITTED],

3.2.5. [CONFIDENTIAL PORTION OMITTED] on the amount between [CONFIDENTIAL PORTION OMITTED] and [CONFIDENTIAL PORTION OMITTED], and

3.2.6. [CONFIDENTIAL PORTION OMITTED] on the amount in excess of [CONFIDENTIAL PORTION OMITTED].

Royalty Payments, Reports and Records

4.1. Within [CONFIDENTIAL PORTION OMITTED] of the end of each quarter in which NET REVENUES have been earned, JV SUB shall notify ELAN of the NET REVENUES for that preceding quarter. Payments shown by each calendar quarter report to have accrued shall be due on the date such report is due. All payments due hereunder shall be made to the designated bank account of ELAN in accordance with such timely written instructions as ELAN shall from time to time provide.

4.2. JV SUB shall keep and shall cause its AFFILIATES and sublicensees to keep true and accurate records of sales of PRODUCTS, other transactions giving rise to NET REVENUES, and the royalties payable to ELAN under Article IV hereof and shall deliver to ELAN a written statement thereof within [CONFIDENTIAL PORTION OMITTED] following the end of each calendar quarter in which NET REVENUES have been earned (or any part thereof in the last calendar quarter of this AGREEMENT in which NET REVENUES are earned) for such calendar quarter. Said written statements shall set forth (I) for each PRODUCT
[CONFIDENTIAL PORTION OMITTED], the calculation of NET REVENUES from gross revenues during that calendar quarter, the applicable percentage royalty rates, and a computation of such royalties due and (II) such details of the transactions as are relevant to the calculation of NET REVENUES.

4.3. All payments due hereunder shall be made in United States Dollars. Payments due on NET REVENUES received in a currency other than United States Dollars shall first be calculated in the foreign currency and then converted to United States Dollars on the basis of the average of the exchange rates in effect for the purchase of United States Dollars with such foreign currency quoted in the Wall Street Journal (or comparable publication if not quoted in the Wall Street Journal) with respect to the currency of the country or origin of such payment for the last business day of each month for which the payment is being made.

4.4. ELAN shall have the right to have access, on reasonable notice, to JV SUB's or JV SUB's SUBLICENSEES' financial documentation and records during reasonable business hours for the purpose of verifying the royalties payable as provided in this AGREEMENT for the two preceding years. This right may not be exercised more than once in any calendar year, and once a calendar year is audited it may not be reaudited. For the avoidance of doubt, the Parties agree that all information furnished to ELAN pursuant to this Paragraph shall constitute CONFIDENTIAL INFORMATION for the purposes of this AGREEMENT.

4.5. Any adjustment required by such inspection shall be made within thirty
(30) days of the agreement of the Parties or, if not agreed, upon the determination of an arbitrator to whom any dispute under this Paragraph shall be submitted to arbitration pursuant to Article X Paragraph 14. If the adjustment payable to ELAN is greater than [CONFIDENTIAL PORTION OMITTED] of the amount paid for the relevant period, then the cost to ELAN for the inspection, and if applicable the arbitration, shall be paid by JV SUB; provided that the costs of the inspection shall not exceed the adjustment payable to ELAN. In addition, JV SUB shall pay interest to ELAN at the rate publicly announced by Morgan Guaranty Trust Company of New York at its principal office at its prime or best rate plus one per cent (1%)(applicable as of the date on which payment should have been made pursuant to Article IV Paragraph 3), from the date on which payment should have been made pursuant to
Article IV Paragraph 3 until the date of payment.

4.6. Subject to the provisions of Article IV Paragraphs 2.3 and 2.5, JV SUB shall pay interest to ELAN at the rate publicly announced by Morgan Guaranty Trust Company of New York at its principal office at its prime or best rate plus one per cent (applicable as of the date on which payment should have been made pursuant to the applicable provisions of this AGREEMENT) from the date on which payment should have been made pursuant to the applicable provision until the date of payment.

ARTICLE V REGISTRATION OF THE PRODUCTS

1. During the TERM, JV SUB shall be responsible for filing and prosecuting all PMAs and other applications for regulatory approvals. JV SUB or its sublicensees shall file the PMAs with the FDA and will use its reasonable efforts in prosecuting said PMA to approval. JV SUB shall maintain at its own cost the PMAs with the FDA for the term of this AGREEMENT. JV SUB hereby agrees to provide to ELAN at ELAN's own cost access to such PMAs as ELAN reasonably requests. It is not the intention of the Parties that JV SUB shall furnish to ELAN a copy of each PMA. The PMAs and any other applications for regulatory approval filed hereunder in the United States of America or in any other country of the TERRITORY for the PRODUCTS shall remain the property of JV SUB. During the PMA registration procedure, JV SUB shall keep ELAN promptly and fully advised of JV SUB's registration activities, progress and procedures. For the avoidance of doubt, the Parties agree that all information furnished to ELAN pursuant to this Paragraph shall constitute CONFIDENTIAL INFORMATION for the purposes of this AGREEMENT.

2. It is hereby acknowledged that there are inherent uncertainties involved in the development and registration of pharmaceutical products with the FDA or any other regulatory body in the TERRITORY insofar as obtaining approval is concerned and such uncertainties form part of the business risk involved in undertaking the form of commercial collaboration as set forth in this AGREEMENT.

3. JV SUB shall indemnify and hold harmless ELAN, its agents and employees from and against all claims, damages, losses, liabilities and expenses to which ELAN, its agents, and employees may become subject related to or arising out of JV SUB's bad faith, gross negligence or intentional misconduct in connection with the filing or maintenance of the PMA and its foreign counterparts.

ARTICLE VI: REPRESENTATIONS, WARRANTIES

1. ELAN represents to JV SUB the following:

1.1. ELAN is duly and validly existing in the jurisdiction of its incorporation and each other jurisdiction in which the conduct of its business requires such qualification, and is in compliance with all applicable laws, rules, regulations or orders relating to its business and assets;

1.2. ELAN has full corporate authority to execute and deliver this AGREEMENT and to consummate the transactions contemplated hereby; this AGREEMENT has been duly executed and delivered by ELAN and constitutes the legal and valid obligations of ELAN and is enforceable against ELAN in accordance with its terms and the execution, delivery and performance of this AGREEMENT and the transactions contemplated hereby and will not violate or result in a default under or creation of lien or encumbrance under ELAN's memorandum and articles of association or other organic documents, any material agreement or instrument binding upon or affecting ELAN or its properties or assets or any applicable laws, rules, regulations or orders affecting ELAN or its properties or assets;

1.3. ELAN is not in material default of its memorandum and articles of association or similar organic documents, any applicable material laws or regulations or any material contract or agreement binding upon or affecting it or its properties or assets and the execution, delivery and performance of this AGREEMENT and the transactions contemplated hereby will not result in any such violation;

1.4. ELAN represents and warrants that ELAN is the sole and exclusive owner or licensee of, or controls all right, title and interest to the ELAN GLUCOSE MONITOR TECHNOLOGY;ELAN has the right to grant the licenses granted herein, and the ELAN GLUCOSE MONITOR TECHNOLOGY is free and clear of any lien, encumbrances, security interest or restriction on the licence granted herein; ELAN will not grant during the term of this AGREEMENT, any right, license or interest in and to the ELAN GLUCOSE MONITOR TECHNOLOGY or the PRODUCTS, or any portion thereof, inconsistent with the license granted herein, nor, as provided in Article II Paragraph 9.1, inconsistent with the expansion of the TERRITORY upon the SHAREHOLDER APPROVAL; and to the best of ELAN's knowledge and belief there are no pending or threatened adverse actions, suits, investigations, claims or proceedings brought by one or more Third Parties related to the ELAN GLUCOSE MONITOR TECHNOLOGY as of the EFFECTIVE DATE; and

1.5. ELAN represents and warrants that the execution of this AGREEMENT and the full performance and enjoyment of the rights of JV SUB under this AGREEMENT will not breach or in any way be inconsistent with the terms and conditions of any licence, contract, understanding or agreement, whether express, implied, written or oral between ELAN and any third party.

2. JV SUB represents to ELAN the following:

2.1. JV SUB is duly and validly existing in good standing in the jurisdiction of its incorporation and each other jurisdiction in which the conduct of its business requires such qualification, and JV SUB is in compliance with all applicable laws, rules, regulations or orders relating to its business and assets;

2.2. JV SUB has full corporate authority to execute and deliver this AGREEMENT and to consummate the transactions contemplated hereby; this AGREEMENT has been duly executed and delivered and constitutes the legal and valid obligations of JV SUB and is enforceable against JV SUB in accordance with its terms; and the execution, delivery and performance of this AGREEMENT and the transactions contemplated hereby will not violate or result in a default under or creation of lien or encumbrance under JV SUB's certificate of incorporation, by-laws or other organic documents, any material agreement or instrument binding upon or affecting JV SUB or its properties or assets or any applicable laws, rules, regulations or orders affecting JV SUB or its properties or assets;

2.3. JV SUB is not in default of its charter or by-laws, any applicable laws or regulations or any material contract or agreement binding upon or affecting it or its properties or assets and the execution, delivery and performance of this letter agreement and the transactions contemplated hereby will not result in any such violation; and

2.4. JV SUB represents and warrants that it has not granted any option, licence, right or interest to any third party which would conflict with the terms of this AGREEMENT.

3. JV SUB represents and warrants that the PRODUCTS shall be manufactured, packaged, distributed and sold in accordance with all regulations and requirements of the FDA and foreign regulatory authorities including, without limitation, the cGP regulations which apply to the manufacture, storage, packaging and supply of the PRODUCT. JV SUB represents and warrants that the PRODUCTS shall not be adulterated or mis-branded as defined by the Federal Food, Drug and Cosmetic Act, (or applicable foreign law) and shall not be a product which would violate any section of such Act if introduced in interstate commerce except to the extent due to components or materials manufactured or designed by ELAN (which components and material have been properly used and applied in accordance with ELAN's specifications or other written instructions or labels) or due to the negligence or wilful misconduct of ELAN.

4. JV SUB is each fully cognisant of all applicable statutes, ordinances and regulations of the United States of America with respect to the manufacture of the PRODUCTS including, but not limited to, the U.S. Federal Food, Drug and Cosmetic Act and regulations thereunder and cGP. JV SUB shall manufacture or procure the manufacture the PRODUCTS in conformity with the REGULATORY APPROVALS and where applicable the Drug Master File and in a manner which fully complies with all United States of America and foreign statutes, ordinances, regulations and practices.

5. ELAN shall indemnify, defend and hold harmless JV SUB and its officers, directors, employees and agents from all actions, losses, claims, demands, damages, costs and liabilities (including reasonable attorneys' fees) due to third party claims to which JV SUB is or may become subject insofar as they arise out of or are alleged or claimed to arise out of (i) any breach by ELAN of any of its obligations under this AGREEMENT, and (ii) any breach of a representation or warranty of ELAN made in this AGREEMENT and
(iii) any activities conducted by ELAN in connection with the PROJECT, except to the extent due to the negligence or wilful misconduct of JV SUB.

6. JV SUB shall indemnify, defend and hold harmless ELAN and its officers, directors, employees and agents from all actions, losses, claims, demands, damages, costs and liabilities (including reasonable attorneys' fees) due to third party claims to which ELAN is or may become subject insofar as they arise out of or are alleged or claimed to arise out of (i) any breach by JV SUB of any of its obligations under the AGREEMENT, (ii) any breach of any representation or warranty of JV SUB made in this AGREEMENT, and (iii) any activities conducted by JV SUB in connection with the PROJECT, except to the extent due to the negligence or wilful misconduct of ELAN.

7. JV SUB shall indemnify, defend and hold harmless ELAN and its officers, directors, employees and agents from all actions, losses, claims, demands, damages, costs and liabilities (including reasonable attorneys' fees) due to third party claims to which ELAN is or may become subject insofar as they arise out of or are alleged or claimed to arise out of activities conducted by JV SUB in the development, manufacture, transport, packaging, storage, handling, distribution, promotion, marketing, offer for sale or sale of the PRODUCT, that was caused by the negligence or wrongful acts or omissions on the part of JV SUB.

8. ELAN represents and warrants that the manufacture, use, offer for sale, or sale of the devices and methods exclusively disclosed in either the ELAN PATENT RIGHTS or the application of the ELAN KNOW-HOW as documented in the transfer of information to JV SUB as of the EFFECTIVE DATE does not infringe any patent owned by a third party in the TERRITORY.

9. As a condition of obtaining an indemnity in the circumstances set out above or elsewhere in the AGREEMENT, the Party seeking an indemnity shall:

9.1. fully and promptly notify the other Party of any claim or proceeding, or threatened claim or proceeding;

9.2. permit the indemnifying Party to take full care and control of such claim or proceeding;

9.3. reasonably assist in the investigation and defence of such claim or proceeding;

9.4. not compromise or otherwise settle any such claim or proceeding without the prior written consent of the other Party, which consent shall not be unreasonably withheld; and

9.5. take all reasonable steps to mitigate any loss or liability in respect of any such claim or proceeding.

10. Notwithstanding anything to the contrary in this AGREEMENT, ELAN and JV
SUB shall not be liable to the other for any consequential or incidental loss or damage (whether for loss of profit or otherwise) by reason of any representation or warranty, condition or other term or any duty of common law, or under the express or implied terms of this AGREEMENT, and whether occasioned by the negligence of the respective Parties, their employees or agents or otherwise.


ARTICLE VII:	PROJECT TEAM

1. The Parties have agreed to establish a PROJECT TEAM which shall consist of a chief representative from each Party together with such additional business and development personnel from each Party who are deemed necessary to accomplish the work of the PROJECT. Unless both Parties agree otherwise, commencing on the EFFECTIVE DATE, the PROJECT TEAM shall meet at least once each calendar quarter, whether in person or by video conference; provided that the PROJECT TEAM shall meet face to face at least once in every calendar year. The PROJECT TEAM shall meet alternatively at the offices of ELAN and JV SUB or as otherwise agreed by the Parties. Meetings shall be chaired by the chief representative of JV SUB.

2. At and between meetings of the PROJECT TEAM each Party shall keep the other fully and regularly informed as to its progress with its respective obligations. In addition, ELAN and JV SUB will both furnish a quarterly project update in relation to the research development, regulatory and clinical work being conducted in relation to the PRODUCT to designated personnel of the Parties.

3. The PROJECT TEAM shall review the manufacturing costs and other costs as well as the regulatory and commercialisation strategy for the PRODUCT on an ongoing basis. The PROJECT TEAM may suggest alternative strategies and attempt to resolve any conflicts or differences of opinion between the Parties as to how to proceed.

4. The PROJECT TEAM shall not be empowered to alter the terms of this AGREEMENT. The PROJECT TEAM shall continue to function and meet both prior to and for a period of one year after the launch of the PRODUCT in the first MAJOR MARKET,or for such additional period as may be agreed.

5. The PROJECT TEAM may suggest alternative strategies and shall attempt to resolve any conflicts or differences of opinion between the Parties as to how to proceed. Any matter as to which the PROJECT TEAM is unable to reach agreement may be submitted by either Party to binding arbitration for final resolution pursuant to Article X Paragraph 14, or as otherwise agreed, except with respect to matters for which JV SUB has authority to make final decisions.


ARTICLE VIII	PATENTS

Title

1. Title to ELAN GLUCOSE MONITOR TECHNOLOGY created or developed solely by employees of ELAN shall be owned by ELAN. Title to all JV SUB PATENT RIGHTS and JV SUB KNOW-HOW shall be owned by JV SUB. Title to all inventions and other intellectual property created or developed jointly by at least one employee of JV SUB (or otherwise on behalf of JV SUB) and at least one employee of ELAN, whether pursuant to research and development conducted by ELAN and JV SUB pursuant to Article III or otherwise ("JOINT IMPROVEMENTS"), shall be jointly owned by ELAN and JV SUB. The Parties agree that such joint intellectual property created or developed after the EFFECTIVE DATE shall not result in any additional royalties in excess of those royalties already payable by JV SUB pursuant to Article IV Paragraph 3 and by ELAN pursuant to
Article II Paragraph 8.3. being paid by JV SUB or ELAN.

Filing and prosecution of patents

2. The Parties agree that the following provisions of Article VIII Paragraph 2. shall apply as regards the filing, prosecution and maintenance of the ELAN PATENT RIGHTS:

2.1. Both Parties shall timely inform the other in writing of any improvement or development made by such Party relating, respectively, to the ELAN GLUCOSE MONITOR TECHNOLOGY, the JV SUB KNOW-HOW, and/or the JOINT IMPROVEMENTS so that any patent protection that may be available for any such improvement or development is not compromised.

2.2. ELAN shall prepare, prosecute and maintain all initially licensed patent applications and issued patents as set forth in APPENDIX B, and all improvements created or developed solely by employees of ELAN relating to the FIELD ("ELAN IMPROVEMENTS") made pursuant to the AGREEMENT or otherwise.
With respect to the ELAN IMPROVEMENTS, ELAN shall have the right to apply for patent protection in its own name and at its own expense. Should it however be doubtful whether a patent may be obtained, then ELAN may at its sole discretion decide not to apply for a patent in one or more countries of the TERRITORY. If such a patent is obtained, such a patent shall constitute ELAN PATENT RIGHTS and JV SUB shall have for the duration of this AGREEMENT a right thereunder to have manufactured pursuant to the terms of this AGREEMENT, and to prepare, use and sell the PRODUCT as specified in Article II Paragraph 1. ELAN shall keep JV SUB fully informed as to the status of such patent matters relating to the ELAN PATENT RIGHTS. With respect to the ELAN IMPROVEMENTS, ELAN shall timely apprise JV SUB of the status of any such prosecution and, in the event ELAN shall decide not to seek patent protection for any ELAN IMPROVEMENTS and such ELAN IMPROVEMENTS are not otherwise encumbered by licences to one or more third parties (it being agreed that ELAN shall use commercially reasonable efforts to exclude or where applicable to minimise the extent of any such encumbrances), JV SUB shall have the option to take responsibility for such prosecution and/or maintenance.

2.3. JV SUB shall prepare, prosecute and maintain all patents applications and issued patents relating to all (I) JV SUB KNOW-HOW and (II) JOINT IMPROVEMENTS that relate to the FIELD. With respect to JV SUB KNOW-HOW, JV SUB shall timely apprise ELAN of the status of any such prosecution and, in the event JV SUB shall decide not to seek patent protection for any JV SUB KNOW-HOW, ELAN shall have the option to take control of such prosecution. In the event that ELAN shall determine, in good faith, that any JOINT IMPROVEMENT predominantly relates to an area other than the FIELD, ELAN shall have the option to take control of the preparation, prosecution and maintenance of patent protection directed to such JOINT IMPROVEMENTS. In the event that ELAN shall exercise such option, ELAN shall have due regard to JV SUB's wishes regarding the patent prosecution strategy for such JOINT IMPROVEMENTS. In the event that ELAN does not exercise such right, JV SUB shall have the right to take responsibility for the preparation, prosecution and maintenance of patent
protection directed to such JOINT IMPROVEMENTS.     In the event that any
JOINT IMPROVEMENT predominantly relates to the FIELD but also relates to an area other than the FIELD, JV SUB shall have due regard to ELAN's wishes as regards the patent prosecution strategy for such JOINT IMPROVEMENTS.

Third party infringement

3. JV SUB and ELAN shall promptly inform the other in writing of any alleged infringement of which it shall become aware by a third party of any patents within the ELAN PATENT RIGHTS and provide such other with any available evidence of infringement.

4. During the TERM, JV SUB shall have the right to pursue at its own expense any such infringements of the ELAN PATENT RIGHTS and/or the JV SUB PATENT RIGHTS and/or the JOINT IMPROVEMENTS within the FIELD. ELAN shall agree to be named as a necessary party in an action brought by and fully financed by JV SUB and will reasonably co-operate with such action. Any expenses borne by ELAN shall be reimbursed by JV SUB. Any recovery remaining after the deduction by JV SUB of the reasonable expenses (including attorney's fees and expenses) incurred in relation to such an infringement proceeding shall constitute NET REVENUES for the purpose of this AGREEMENT. Should JV SUB decide not to pursue such infringers of the ELAN PATENT RIGHTS and/or the JV SUB PATENT RIGHTS and/or the JOINT IMPROVENTS within the FIELD, ELAN may do so at its expense and for its own benefit, and JV SUB will reasonably co-operate with such action. Any expenses borne by JV SUB in co-operating with such action shall be reimbursed by ELAN.

Infringement of third party patents

5.1.1. In the event that a claim or proceedings are brought against JV SUB by a third party alleging that the [CONFIDENTIAL PORTION OMITTED] and [CONFIDENTIAL PORTION OMITTED] exclusively disclosed either in the ELAN PATENT RIGHTS or the application of the ELAN KNOW-HOW as documented in the transfer of information to JV SUB (other, in each case, than the ELAN IMPROVEMENTS) infringes the patent rights owned by such a third party in the TERRITORY, JV SUB shall promptly advise ELAN of such threat or suit.

5.1.2. ELAN shall indemnify JV SUB against such a claim to the extent set out in Paragraph 5.1.1; provided that JV SUB shall not acknowledge to the third party or to any other person the validity of any claims of such a third party, and shall not compromise or settle any claim or proceedings relating thereto without the prior written consent of ELAN, not to be unreasonably withheld or delayed. At its option, ELAN may elect to take over the conduct of such proceedings from JV SUB and ELAN shall indemnify JV SUB against the third party claim subject to the provisions of this paragraph.

5.1.3. In the event that a claim or proceedings are brought against JV SUB by a third party alleging that the [CONFIDENTIAL PORTION OMITTED] and [CONFIDENTIAL PORTION OMITTED] exclusively disclosed either in the ELAN PATENT RIGHTS or the application of the ELAN KNOW-HOW as documented in the transfer of information to JV SUB emanating from the ELAN IMPROVEMENTS infringes the patent rights owned by such a third party in the TERRITORY, ELAN shall indemnify JV SUB against such a claim; provided that JV SUB shall not acknowledge to the third party or to any other person the validity of any claims of such a third party, and shall not compromise or settle any claim or proceedings relating thereto without the prior written consent of ELAN, not to be unreasonably withheld or delayed. At its option, ELAN may elect to take over the conduct of such proceedings from JV SUB and ELAN shall indemnify JV SUB against the third party claim subject to the provisions of this paragraph. If in ELAN's reasonable and bona fide judgement the [CONFIDENTIAL PORTION OMITTED] and [CONFIDENTIAL PORTION OMITTED] exclusively disclosed either in such ELAN PATENT RIGHTS or such application of the ELAN KNOW-HOW in each case emanating from the ELAN IMPROVEMENTS may infringe the patent rights of a third party in the TERRITORY, ELAN shall so notify JV SUB. The Parties agree that ELAN should notify JV SUB of the foregoing not later than [CONFIDENTIAL PORTION OMITTED] concerned or sooner in the event that ELAN has obtained external advice from reputable patent attorneys. In such event, if JV SUB determines that notwithstanding the foregoing it wishes to proceed with the development and commercialisation of the applicable PRODUCTS notwithstanding the risk of infringing the patent rights of a third party, ELAN shall not indemnify JV SUB whether pursuant to this Paragraph or otherwise and JV SUB shall indemnify ELAN in accordance with the provisions of Article VIII Paragraph 6 with respect to any matters covered by such notification from ELAN.

5.1.4. ELAN's maximum liability pursuant to [CONFIDENTIAL PORTION OMITTED], and [CONFIDENTIAL PORTION OMITTED] for damages and costs in relation to all third party claims shall not exceed [CONFIDENTIAL PORTION OMITTED].
ELAN shall be entitled to apply [CONFIDENTIAL PORTION OMITTED] of the reasonable costs and expenses incurred in defending such claims against the said sum of [CONFIDENTIAL PORTION OMITTED]. In accordance with its obligations pursuant to Article VI Paragraph 9.5, JV SUB shall favourably consider taking such action as is reasonable, such as to cease selling the PRODUCT, to re-engineer or modify the applicable PRODUCT so as to avoid infringing the patent rights of a third party, or entering into a licence agreement with such third party after due consultation with ELAN.

5.2. ELAN shall have [CONFIDENTIAL PORTION OMITTED] arising for any [CONFIDENTIAL PORTION OMITTED] as a result of having to [CONFIDENTIAL PORTION OMITTED] or having to [CONFIDENTIAL PORTION OMITTED], whether as a result of a court order or otherwise.

6. In the event that a claim or proceeding is brought against ELAN by a third party alleging that the manufacture, offer for sale, sale, distribution or use of the PRODUCTS in the TERRITORY infringes any adversely held patent or involves the unauthorised use of any other intellectual property, ELAN shall promptly advise JV SUB of such threat or suit. Subject to ELAN's obligations pursuant to the provisions of Article VI Paragraph 8 and Article VIII Paragraphs 5.1.2. and 5.1.3, JV SUB shall indemnify ELAN against such a claim; provided that ELAN shall not acknowledge to the third party or to any other person the validity of the patent rights of such a third party and shall not compromise or settle any claim or proceedings relating thereto without the written consent of JV SUB, which shall not be unreasonably withheld or delayed. At its option, JV SUB may elect to take over the conduct of such proceedings from ELAN with counsel of JV SUB's choice. In such event
JV SUB shall keep ELAN advised of all material developments in the said proceedings and shall not settle or compromise such proceedings without the consent of ELAN which shall not be unreasonably withheld or delayed.

ARTICLE IX: TERM AND TERMINATION

This AGREEMENT is concluded for a period commencing as of the date of this AGREEMENT and shall expire fifteen (15) years starting from the EFFECTIVE DATE, or on a country by country basis for the life of the last to expire patent included in the ELAN PATENT RIGHTS or the JOINT IMPROVEMENTS, whichever is longer ("the TERM").

2. In addition to the rights of early or premature termination provided for elsewhere in this AGREEMENT, in the event that any of the terms or provisions hereof are incurably breached by either Party, the non-breaching Party may immediately terminate this AGREEMENT by written notice. An incurable breach shall be committed when either Party is dissolved, liquidated, discontinued, becomes insolvent, or when any proceeding is filed or commenced by either Party under bankruptcy, insolvency or debtor relief laws (and not dismissed within ninety (90) days). Subject to the other provisions of this AGREEMENT, in the event of any other material breach, the non-breaching Party may terminate this AGREEMENT by the giving of written notice to the breaching Party that this AGREEMENT will terminate on the ninetieth (90th) day from notice unless cure is sooner effected. If the breaching Party has proposed a course of action to rectify the breach and is acting in good faith to rectify same but has not cured the breach by the ninetieth (90th) day, the said period shall be extended by such period as is reasonably necessary to permit the breach to be rectified. In the event that the breaching Party disputes the validity of the right of the non-breaching Party to terminate the AGREEMENT pursuant to this Paragraph, either Party may refer the dispute to an arbitrator pursuant to the provisions of Article X Paragraph 14. Pending the determination of the arbitrator, neither Party may regard the AGREEMENT as having been terminated and in particular shall not allege or claim to any third party that the AGREEMENT has been terminated pursuant to this Paragraph.

3. Upon termination of the AGREEMENT:

3.1. any sums that were due from JV SUB to ELAN prior to the exercise of the right to terminate this AGREEMENT, shall be paid in full within sixty (60) days of termination of this AGREEMENT;

3.2. all confidentiality provisions set out in this AGREEMENT shall remain in full force and effect for a period of five (5) years;

3.3. all representations and warranties shall insofar are appropriate remain in full force and effect;

3.4. the rights of inspection and audit shall continue in force for the period referred to in the relevant provisions of this AGREEMENT;

3.5. termination of this AGREEMENT for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this AGREEMENT;

3.6. except as is necessary to enable ELAN to exercise the licenses granted by JV SUB to ELAN pursuant to Article II Paragraph 8.3, Article II Paragraph 10.2. and Article II Paragraph 11, JV SUB and ELAN shall promptly return to the other Party all CONFIDENTIAL INFORMATION received from the other Party (except one copy of which may be retained for archival purposes);

3.7. JV SUB and its SUBLICENSEES shall have an ongoing right to sell or otherwise dispose of the stock of any PRODUCTS on hand as of the date of termination of the AGREEMENT, which such sale shall be subject to Article IV and the other applicable terms of this AGREEMENT. The foregoing provisions of this Paragraph shall be subject to the provisions of such agreement or agreements as ELAN and one or more SUBLICENSEES conclude pursuant to Article II Paragraph 2.2;

3.8. in the event this AGREEMENT is terminated by ELAN pursuant to Article IX Paragraph 2, the licences granted by ELAN to JV SUB shall terminate and ELAN shall thenceforth be entitled to exploit the ELAN GLUCOSE MONITOR TECHNOLOGY, the JV SUB PATENT RIGHTS, the JV SUB KNOW-HOW together with any JV SUB IMPROVEMENTS, including the data, information, regulatory applications, regulatory approvals, pricing and reimbursement approvals and the TRADEMARK to enable ELAN to commercialise the PRODUCTS in which event the royalty obligations set forth in Article II Paragraph 8.3. shall continue for the term stated in that Paragraph; provided that the foregoing provisions shall be subject to the provisions of Article II Paragraph 2.2. and any agreements entered into pursuant to the said Paragraph; and in the event of termination of this AGREEMENT, the licences granted by JV SUB to the JV SUB PATENT RIGHTS and the JV SUB KNOW-HOW and the JOINT IMPROVEMENTS pursuant to
Article II Paragraph 8.3. and to the TRADEMARK pursuant to Article II Paragraph 11 shall continue after the date of the termination of this AGREEMENT until the last to expire patent in the JV SUB PATENT RIGHTS on a country by country basis, or 15 years after the EFFECTIVE DATE
(whichever is later) and thereafter the licence shall be fully paid up and irrevocable; and

3.9. Articles I,  Article II  Paragraphs 2.2, 8.3, 9, 10.2, 11, Article VI,
Article VIII Paragraphs 1, 5 and 6, Article IX and Article X shall survive the termination or expiration of this AGREEMENT for any reason.


ARTICLE X: SUNDRY CLAUSES

Secrecy

1.1. Each of the Parties agrees, during the TERM, to hold in confidence and not disclose CONFIDENTIAL INFORMATION to any third parties, except to the extent required by applicable law or administrative or judicial process.

Each Party may make such disclosure to its directors, officers and agents and, in the case of JV SUB, its potential and actual sublicensees and other parties to whom such disclosure is appropriate to enable JV SUB to conduct its regular business (each of whom shall be bound by JV SUB's customary confidential disclosure agreements), who shall be informed of such confidentiality obligation and for whose breach the disclosing Party shall be responsible.

1.2. Subject to the provisions of Paragraph 1.1, any information, whether written or oral (oral information shall be reduced to writing within one month by the Party giving the oral information and the written form shall be furnished to the other Party) pertaining to the ELAN GLUCOSE MONITOR TECHNOLOGY or the PRODUCTS that has been or will be communicated or delivered by ELAN to JV SUB, and any information from time to time communicated or delivered by JV SUB to ELAN, including, without limitation, trade secrets, business methods, and cost, supplier, manufacturing and customer information, shall be treated by JV SUB and ELAN, respectively, as CONFIDENTIAL INFORMATION, and shall not be disclosed or revealed to any third party whatsoever or used in any manner except as expressly provided for herein; provided, however, that such CONFIDENTIAL INFORMATION shall not be subject to the restrictions and prohibitions set forth in this section to the extent that such CONFIDENTIAL
INFORMATION:

1.2.1. is available to the public in public literature or otherwise, or after disclosure by one Party to the other becomes public knowledge through no default of the Party receiving such information; or

1.2.2. was known to the Party receiving such information prior to the receipt of such information by such Party, whether received before or after the date of this AGREEMENT; or

1.2.3. is obtained by the Party receiving such information from a third party not subject to a requirement of confidentiality with respect to such information; or

1.2.4. is required to be disclosed pursuant to: (A) any order of a court having jurisdiction and power to order such information to be released or made public; or (B) other requirement of law; provided that if the receiving Party becomes legally required to disclose any CONFIDENTIAL INFORMATION, the receiving Party shall give the disclosing Party prompt notice of such fact so that the disclosing Party may obtain a protective order or other appropriate remedy concerning any such disclosure.

The receiving Party shall fully cooperate with the disclosing Party in connection with the disclosing Party's efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure, the receiving Party shall make such disclosure only to the extent that such disclosure is legally required; or

1.2.5. is independently developed by or for the Party by persons not having access to the CONFIDENTIAL INFORMATION of the other Party.

1.3. Each Party shall take all such precautions as it normally takes with its own CONFIDENTIAL INFORMATION to prevent any improper disclosure of such CONFIDENTIAL INFORMATION to any third party; provided, however, that such CONFIDENTIAL INFORMATION may be disclosed within the limits required to obtain any authorisation from the FDA or any other REGULATORY AUTHORITY or, with the prior written consent of the other Party, which shall not be unreasonably withheld or delayed, or as may otherwise be required in connection with the purposes of this AGREEMENT.

1.4. JV SUB agrees that it will not use, directly or indirectly, the ELAN GLUCOSE MONITOR TECHNOLOGY, or other CONFIDENTIAL INFORMATION disclosed to JV SUB or obtained from ELAN pursuant to this AGREEMENT, other than as expressly provided herein. ELAN agrees that it will not use, directly or indirectly, any JV SUB KNOW-HOW, JV SUB PATENT RIGHTS, or other CONFIDENTIAL INFORMATION disclosed to ELAN or obtained from JV SUB pursuant to this AGREEMENT, other than as expressly provided herein.

1.5. The Parties shall not (a) disclose to any person or entity, publicly or privately, this AGREEMENT or the substance of the transactions contemplated hereby without the prior written consent of the other Party; provided, that the foregoing covenant shall not be applicable to the extent required by applicable law or judicial or administrative process or periodic SEC reports filed by ELAN or BIOJECT in connection herewith, so long as the text thereof shall have been provided to the non disclosing Party and such non disclosing Party shall have approved the text thereof, which consent shall not be unreasonably withheld or delayed.

2. Assignments/ Subcontracting

JV SUB shall not be permitted to assign any of its rights under the AGREEMENT without the prior written consent of ELAN, which consent will not be unreasonably withheld or delayed; provided, that such reasonableness standard shall not apply in the case of a proposed assignment or sublicense to any of the entities listed on the LISTED COMPANIES. ELAN may not assign to an unaffiliated third party (other than by operation of law in the event of an acquisition of ELAN, or a merger or similar transaction) its rights under this AGREEMENT without the prior written consent of JV SUB, which may be withheld in JV SUB's sole discretion. ELAN may assign all or part of its right and interest to an AFFILIATE without the prior written consent of JV SUB.

3. Certain changes of Control.

In the event that JV SUB (or an interest therein in excess of fifteen percent (15%) of the fully-diluted equity) is acquired (by merger, sale of assets or stock or otherwise) by (a) any of the LISTED COMPANIES or (b) any other entity to which ELAN does not consent, which consent shall not be unreasonably withheld or delayed, such reasonableness to be determined by reference to JV SUB's and/or its controlling persons' intention to continue diligent development and commercialisation of the Products, at the option of ELAN, the AGREEMENT shall be immediately terminated, without any further liability on the part of ELAN to JV SUB; provided that in such event the provisions of
Article II Paragraph 8.3. and Article IX Paragraph 3.8. shall apply.

4. Parties bound

This AGREEMENT shall be binding upon and enure for the benefit of Parties hereto, their successors and permitted assigns.

5. Severability

If any provision in this AGREEMENT is agreed by the Parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto, (i) such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of such agreement or such earlier date as the Parties may agree, and (ii) the validity, legality and enforceability of the remaining provisions of this AGREEMENT shall not be impaired or affected in any way.

6. Force Majeure

Neither Party to this AGREEMENT shall be liable for delay in the performance of any of its obligations hereunder if such delay results from causes beyond its reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, or intervention of a Government Authority, non availability of raw materials, but any such delay or failure shall be remedied by such Party as soon as practicable.

7. Relationship of the Parties

Nothing contained in this AGREEMENT is intended or is to be construed to constitute ELAN and JV SUB as partners or joint venturers or either Party as an employee of the other. Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party.

8. Amendments

No amendment, modification or addition hereto shall be effective or binding on either Party unless set forth in writing and executed by a duly authorised representative of both Parties.


9. Waiver

No waiver of any right under this AGREEMENT shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this AGREEMENT.


10. Headings

The section headings contained in this AGREEMENT are included for convenience only and form no part of the agreement between the Parties. Save as otherwise provided herein, references to articles, paragraphs, clauses and appendices are to those contained in this AGREEMENT.


11. No effect on other agreements

No provision of this AGREEMENT shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically referred to, and solely to the extent provided, in any such other agreement.

12. Applicable Law

This AGREEMENT (a) shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

13. Notice

13.1. Any notice to be given under this AGREEMENT shall be sent in writing in English by registered airmail or telefaxed to:

-  ELAN at

Elan Corporation, plc.
Lincoln Place,
Lincoln House,
Dublin 2
Ireland.

Attention: President, Elan Pharmaceutical Technologies, a division of ELAN Corporation plc
Telephone: 353 1 709 4000
Telefax : 353 1 6624960

-  JV SUB at

Bioject JV Subsidiary Inc.
7620 S.W. Bridgeport Road,
Portland,
Oregon 97224,
United States of America.


Attention: President and Chief Executive Officer
Telephone: 1 503-639-7221
Telefax : 1 503-620-6431

or to such other address(es) and telefax numbers as may from time to time be notified by either Party to the other hereunder.

13.2. Any notice sent by mail shall be deemed to have been delivered within seven (7) working days after despatch and any notice sent by telefax shall be deemed to have been delivered within twenty four (24) hours of the time of the despatch. Notice of change of address shall be effective upon receipt; provided that such date of receipt must be a business day for the Party to whom the notice is delivered.

14. Arbitration

Should the Parties fail to reach agreement with respect to a dispute or difference (other than as to a question relating to patent validity or as to a matter left to the discretion of a Party hereunder) between the Parties arising out of or in connection with this AGREEMENT, then the dispute or difference will be determined by arbitration in New York in accordance with the Non-Administered Arbitration Rules & Commentary (Amended 1993) of the CPR Institute for Dispute Resolution by one independent and impartial arbitrator who shall have had both training and experience as an arbitrator of general corporate and commercial matters, or depending on the nature of the dispute have experience of pharmaceutical device development and marketing (including clinical development and regulatory affairs) or be an independent patent attorney as the case may be. If the Parties to this AGREEMENT cannot agree on the identity of the arbitrator, then the arbitrator will be selected by the President of the CPR Institute for Dispute Resolution in accordance with the criteria set forth in the preceding sentence. The arbitrator may decide any issue as to whether, or as to the extent to which, any dispute is subject to the arbitration and other dispute resolution provisions in this AGREEMENT. The arbitrator must base the award on the provisions of this AGREEMENT and must render the award in a writing which must include an explanation of the reasons for such award. Any arbitration pursuant to this section will be governed by the substantive laws of the State of New York applicable to contracts made and to be performed in that state, without regard to conflicts of law rules, and by the arbitration law of the Federal Arbitration Act, and judgement upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The statute of limitations of the State of New York applicable to the commencement of a lawsuit will apply to the commencement of an arbitration under this section, except that no defences will be available based upon the passage of time during any active negotiation between the Parties in an attempt to resolve the dispute without arbitration. All fees, costs and expenses of the arbitrator, and all other costs and expenses of the arbitration, will be shared equally by the Parties to this AGREEMENT unless such Parties agree otherwise or unless the arbitrator in the award assesses such costs and expenses against one of such Parties or allocates such costs and expenses other than equally between such Parties. Each Party to this AGREEMENT acknowledges receipt of a copy of the Non-Administered Arbitration Rules & Commentary (Amended 1993) of the CPR Institute for Dispute
Resolution. Notwithstanding the foregoing, either Party may, on good cause shown, seek a temporary restraining order and/or a preliminary injunction from a court of competent jurisdiction, to be effective pending the institution of the arbitration process and the deliberation and award of the arbitrator.

15. Withholding

Any income or other taxes which JV SUB is required by law to pay or withhold on behalf of ELAN with respect to royalties and any other moneys payable to ELAN under this AGREEMENT shall be deducted from the amount of such royalties and moneys due. JV SUB shall furnish ELAN with proof of such payments. Any such tax required to be paid or withheld shall be an expense of and borne solely by ELAN. JV SUB shall promptly provide ELAN with a certificate or other documentary evidence to enable ELAN to support a claim for a refund or a foreign tax credit with respect to any such tax so withheld or deducted by JV SUB. Both Parties will reasonably cooperate in completing and filing documents required under the provisions of any applicable tax treaty or under any other applicable law, in order to enable JV SUB to make such payments to ELAN without any deduction or withholding.

16. Entire Agreement

This AGREEMENT including its Appendices sets forth the entire agreement and understanding of the Parties with respect to the subject matter hereof, and supersedes all prior discussions, agreements and writings in relating thereto, including the letter of agreement of 30th September 1997.

17. Counterparts

This AGREEMENT may be executed in two counterparts, each of which shall be deemed an original and which together shall constitute one instrument.


IN WITNESS THEREOF the Parties hereto have executed this AGREEMENT in duplicate.


Executed by JV SUB on 15th October, 1997


By :  /s/ James C. O'Shea
Name:     James C. O'Shea
Title:    President


Executed by ELAN on 15th October, 1997


By:  /s/ Thomas G. Lynch
Name:    Thomas G. Lynch
Title:   Director



APPENDIX A
Part I

ELAN PATENT RIGHTS

(where the TERRITORY is the United States of America, Canada and Mexico)


COUNTRY/
OUR DOCKET NO.    APPLICATION NO.  FILING DATE  PATENT NUMBER  ISSUE DATE

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]

IMPROVED GLUCOSE MONITOR

COUNTRY/
OUR DOCKET NO.   APPLICATION NO.   FILING DATE   PATENT NUMBER  ISSUE DATE

[CONFIDENTIAL PORTION OMITTED]


APPENDIX A
Part II

ELAN PATENT RIGHTS

(where the TERRITORY is world-wide)


COUNTRY/
OUR DOCKET NO.   APPLICATION NO. FILING DATE       PATENT NUMBER  ISSUE DATE

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]


COUNTRY/
OUR DOCKET NO.  APPLICATION NO.  FILING DATE     PATENT NUMBER   ISSUE DATE

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]

APPENDIX B

LISTED COMPANIES

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]

[CONFIDENTIAL PORTION OMITTED]

                                                            EXHIBIT 10.45
                                    NEWCO
                   SUBSCRIPTION AND STOCKHOLDERS AGREEMENT

SUBSCRIPTION AND STOCKHOLDERS AGREEMENT, dated as of October 15, 1997, by and among Bioject JV Subsidiary Inc., an Oregon corporation ("Newco" or the "Company"), Bioject Medical Technologies Inc., an Oregon corporation ("Bioject"), and Elan International Services, Ltd., a Bermuda corporation ("EIS"; together with Bioject, the "Stockholders"; each sometimes referred to herein as a "Stockholder").


R E C I T A L S:

A. The Company desires to issue and sell to EIS and Bioject (the "Purchasers"), and the Purchasers desire to purchase from the Company, for aggregate consideration of $15,000,000, shares of the Company's common stock (the "Shares"), without par value (the "Common Stock"), as set forth herein. The Shares issuable hereunder are entitled to the benefits of a Registration Rights Agreement between the Company and the Purchasers dated as of the date hereof and attached hereto as Exhibit A (the "Registration Rights Agreement").

B. After consummation of the transactions contemplated hereby, EIS initially shall own Shares representing 19.9% of the Common Stock, and Bioject initially shall own Shares representing 80.1% of the Common Stock.

C. The Stockholders and the Company desire to set forth herein certain provisions relating to the governance of the Company and transfer of shares of Common Stock and/or certain securities convertible, exchangeable or exercisable for or into shares of Common Stock.


A G R E E M E N T:

The parties agree as follows:

ARTICLE I
DEFINITIONS; AUTHORIZATIONS; CLOSINGS

1.1 Defined Terms. As used herein, the terms below shall have the following meanings:

"Affiliate" shall have the meaning set forth in Section 12b-2 of the Securities Exchange Act of 1934, as amended.

"Company Securities" shall mean the Common Stock and any additional share of Common Stock issued or issuable to any Stockholder upon the conversion, exchange or exercise of any other security or right.

"Fully Diluted Common Stock" shall mean all of the Common Stock of the Company, assuming conversion, exercise or exchange of all outstanding convertible, exchangeable or exercisable securities, options, warrants and similar instruments for or into Common Stock.

"License Agreement" shall mean that agreement dated as of the date hereof by and between Elan Corporation, plc, an Irish public limited company ("Elan") and the Company in connection with the licensing of Glucose Monitor Technology (as defined therein) by Elan to the Company.

"Permitted Transferee" shall mean (i) any Affiliate of EIS or Bioject, as applicable, or (ii) any other Person who acquires Company Securities from EIS or Bioject in a transaction that is exempt from registration under the Securities Act of 1933, as amended, other than under Rule 144 thereunder or a similar rule or regulation providing for the sale of securities to the public.

"Person" shall mean an individual, partnership, joint venture, corporation, trust or unincorporated organization, a government or any department, agency or political subdivision thereof, or any other entity.

"Restricted Securities" shall mean Company Securities issued pursuant to this Agreement, including Common Stock and any securities convertible, exercisable or exchangeable for or into Common Stock or any other shares of Common Stock hereafter acquired by EIS or Bioject.

"Stockholder" means any of EIS, Bioject, any Permitted Transferee or any other Person who subsequently becomes bound by this Agreement as a holder of Company Securities.

1.2 Authorizations; Etc. The Company has authorized the issuance (i) to EIS of 199,000 shares of Common Stock, and (ii) to Bioject of 801,000 shares of Common Stock issuable as provided in Section 1.3 hereof.

1.3 Closings. (a) The closing of the transactions contemplated hereby (the "Closing") shall occur on the date hereof, at the offices of counsel to EIS in New York, New York, or such other place as the parties may agree.

(b) As a condition of the Closing of the transactions contemplated hereby, the Company shall produce its certificate of incorporation and by-laws for review and approval (which approval shall not be unreasonably withheld) by EIS.

(c) At the Closing, (x) the Company shall issue and sell to EIS, and EIS shall purchase from the Company, upon the terms and subject to the conditions set forth herein, for an aggregate purchase price of $2,985,000, 199,000 shares of Common Stock and (y) the Company shall issue and sell to Bioject, and Bioject shall purchase from the Company, upon the terms and conditions set forth herein, for an aggregate purchase price of $12,015,000, 801,000 shares of Common Stock.

(d) At the Closing, the parties hereto shall execute and deliver to each other, as applicable:

(1) (i) certificates in respect of the Common Stock described above; (ii) the Registration Rights Agreement (together with this Agreement, the "Newco Transaction Documents"); and

(2) certificates as to the incumbency of the officers executing the Newco Transaction Documents and such other matters as shall be customary for transactions of this type and as may be reasonably requested by each of the parties hereto of the other.

In addition, at the Closing, the Company shall cause to be delivered to the Purchasers an opinion of counsel, in a form reasonably satisfactory to the Purchasers, covering the due authority of the Company and the due authorization of the Newco Transaction Documents, the due issuance of the Securities, no violations of law or charter documents and other customary matters, which opinion may contain customary exceptions.

(e) The Shares will be issued under an exemption or exemptions from registration under the Securities Act; accordingly, the certificates evidencing the Shares shall, upon issuance, contain the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT UNDER ANY CIRCUMSTANCES BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

The Common Stock is afforded the rights and benefits as described in the Registration Rights Agreement.

1.4 Additional Funding.

(a) Each of the Stockholders agrees to provide additional funding to the Company (the "Additional Funding") following the earlier of the date Bioject's shareholders approve the issuance of Preferred Stock to EIS and February 1, 1998; provided, that (i) the Company's board of directors shall determine, in good faith, that such funds are required at such time for development of the first product or products based upon Glucose Monitor Technology (as defined in the License Agreement, the "Products") and the Glucose Monitor Technology, and
(ii) such development of the Products is consistent with the Company's then-current business plan, which business plan shall have been approved by the Company's board of directors and approved by Bioject and EIS (which approval shall not be unreasonably withheld or delayed).

(b) The Stockholders shall be obligated to provide the additional funds in combined increments of $1 million, which shall be provided 80.1% by Bioject, to an aggregate maximum of $4,005,000, and 19.9% by EIS, to an aggregate maximum of $995,000. In no event shall EIS be obligated to fund an amount in excess of 25% of the amount of Additional Funding provided by Bioject to the Company, and in any event, EIS's obligation to provide it's portion of the Additional Funding shall terminate at the conclusion of the 30-month period following the earlier of the date Bioject's shareholders approve the issuance of Preferred Stock to EIS and February 1, 1998.

(c) It shall be a condition to the Stockholders' respective obligations to make any Additional Funding, or payments in connection with Further Development (as defined below), that (A) there shall be no material default or breach by the Company of any material obligations under any of the Newco Transaction Documents (as hereinafter defined) or any other agreement between the Company or any of its affiliates, on the one hand, and the Stockholders or any of their affiliates, on the other hand, (B) the Company shall have executed and delivered to each Stockholder each document or instrument that shall be customary and appropriate for such transaction as reasonably determined by such Stockholder and the Company, and (C) each Stockholder shall consent to make its own portion of such Additional Funding or Further Development payments, which consent shall not be unreasonably withheld or delayed.

(d) At the option of the Company's Board of Directors, the Additional Funding shall be evidenced by Common Stock or Preferred Stock of the Company, with such price and terms as the Board of Directors shall in good faith determine.

1.5. Further Development.

After such time, if any, as Newco has expended $15 million on research and development in connection with the research, development and commercialization of the Products resulting from Glucose Monitor Technology (including the Additional Funding), in the event that the Company's board of directors shall reasonably determine in good faith that the Company shall require further funding in order to complete such research, development and commercialization (the "Further Development"), EIS shall undertake to provide such funding in accordance with the following limits and conditions:

(a) the maximum contribution which must be made by EIS under this Section shall be $5 million;

(b) EIS shall have reasonably and in good faith determined that the Further Development funding is likely to result in the commercialization of the Products, as contemplated by the Company's then-current business plan;

(c) such funding shall be in minimum increments of $500,000;

(d) the Company shall have a market capitalization (if publicly held), or a valuation as determined by a financial advisory or investment firm satisfactory to each of Bioject and EIS (if privately held) of less than $50 million at the time of the Company's request for such funding;

(e) such Further Development funding shall constitute senior debt of the Company, and be evidenced by a secured promissory note issued upon terms and conditions satisfactory to each of EIS and the Company acting reasonably, which shall be consistent with similar "arms-length" transactions then-being consummated in the capital markets; such promissory note to bear interest at a rate per annum equal to the prime rate (as publicly announced by Morgan Guaranty Trust Company of New York at the time of the execution of the promissory note) plus 1% for a term of three years.

1.6 Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Stockholders as follows, as of the date hereof:

(a) Organization. The Company is a corporation duly organized, validly existing and is in good standing under the laws of Oregon, and has all the requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transaction contemplated hereby. The Company is qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the business of the Company.

(b) Capitalization. (i) The authorized and outstanding shares of capital stock of the Company as of the date hereof, are set forth on Schedule 1.6(b)(i) hereto.

(ii) All of the outstanding shares of capital stock of the Company have been issued in accordance with applicable laws and regulations governing the sale and purchase of securities and none of such shares carries preemptive or similar rights.

(c) Authorization. The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents, have been duly authorized by all requisite corporate actions; and this Agreement and each other of the Transaction Documents have been duly executed and delivered by the Company and are the valid and binding obligation of the Company, enforceable against it in accordance with their respective terms.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Newco Transaction Documents, the issuance, sale and delivery of the Common Stock (and the issuance of any Common Stock issuable upon the conversion of any convertible security, and compliance with the provisions hereof by the Company, will not (a) violate any provision of applicable law, statute, rule or regulation applicable to the Company or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Company or any of their respective properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any Encumbrance (as defined below) upon any of the properties or assets of the Company under, the charter or organizational documents of either or any material contract to which the Company is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on the Company. As used herein, "Encumbrance" shall mean any liens, charges, encumbrances, equities, claims, options, proxies, pledges, security interests, or other similar rights of any nature.

(e) Approvals. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person or entity (governmental or private) is required in connection with the execution, delivery or performance of this Agreement by the Company.

(f) Authorization of the Shares; Etc. The issuance, sale and delivery by the Company of the Shares, as contemplated by the Newco Transactions Documents, have been duly authorized by all requisite corporate action of the Company, and such securities, when issued as contemplated hereby, will be validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or any other similar rights of the stockholders of the Company or others.

(g) Disclosure. To the best of its knowledge, this Agreement and the other Newco Transaction Documents do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein and therein not misleading.

1.7 Representations and Warranties of the Stockholders. Each of EIS and Bioject hereby represent and warrant to the Company as follows:

(a) Organization. Each of the Stockholders is a corporation duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization and has all the requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated hereby.

(b) Authority. Each of the Stockholders has full legal right, power and authority to enter into this Agreement and the Newco Transaction Documents and to perform their respective obligations hereunder and thereunder, which have been duly authorized and by all requisite corporate action. This Agreement is the valid and binding obligation of the Stockholders, enforceable against them in accordance with its terms.

(c) No Conflicts. The execution, delivery and performance by each of the Stockholders of this Agreement and the other Newco Transaction Documents, purchase of the Common Stock (and the purchase of any Common Stock issuable upon the conversion or exercise of any convertible or exchangeable security), and compliance with the provisions hereof by the Stockholders will not (a) violate any provision of applicable law, statute, rule or regulation applicable to the Stockholders or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Stockholders or any of their respective properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any Encumbrance (as defined below) upon any of the properties or assets of the Stockholders under, the charter or organizational documents of either or any material contract to which the Stockholders are a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on the Stockholders. As used herein, "Encumbrance" shall mean any liens, charges, encumbrances, equities, claims, options, proxies, pledges, security interests, or other similar rights of any nature

(d) Approvals. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person or entity (governmental or private) (collectively, "Approval") is required in connection with the execution, delivery or performance of this Agreement by the Stockholders; nor is any Approval required by the Stockholders in order to fulfill their respective obligations hereunder or under any of the Newco Transaction Documents.

(e) Investment Representations. Each of the Stockholders is capable of evaluating the merits and risks of their respective investment in the Company. None of the Stockholders have been formed solely for the purpose of making this investment and are acquiring the Securities and, as applicable, the underlying Common Stock for investment for their own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof. The Stockholders understand that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state and other securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Stockholders' representations as expressed herein. The Stockholders understand that no public market now exists for any of the Shares and that there is no assurance that a public market will ever exist for the Shares.

ARTICLE II
BOARD OF DIRECTORS

2.1 Board of Directors. From and after the date hereof, and until such time as the Company's securities are registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or listed on a stock exchange or quoted on an electronic quotation system, each of EIS and Bioject and their respective Permitted Transferees shall use its best efforts (including voting all of their shares of Common Stock) to cause the board of directors of the Company to consist of five directors, designated as set forth below; provided that the parties shall make such adjustments in the arrangements required by this Section 2.1 as the board of directors shall deem necessary and proper in connection with obtaining material investments from unaffiliated third parties:

(a) Designation of Directors. EIS shall be entitled to designate one director (the "EIS Director") and Bioject shall be entitled to designate four directors (the "Bioject Directors"). The Company's by-laws shall not provide for a board of directors that contains staggered terms. As of the date hereof, the Company shall have a five-member board.

(b) Committees of the Board of Directors and Subsidiaries. The rights to designate directors provided in Section 2.1(a) shall also apply, proportionally, to any committees of the board of directors and to any board of directors of any Subsidiary of the Company.

2.2 Removal. In the event that (a) EIS shall request, by written notice thereof to Bioject, that an EIS Director be removed, or (b) Bioject shall request, by written notice thereof to EIS, that a Bioject Director be removed, then each Stockholder shall take all actions required by Section 2.4 to effect such result. If the majority of the Company's board of directors shall object to the appointment of any director on a commercially reasonable basis, such director shall be removed (or not elected) and the party that designates such director shall designate another director.

2.3 Vacancies. In the event that a vacancy is created on the board of directors at any time by the death, disability, retirement, resignation or removal of any director, or otherwise there shall exist or occur any vacancy on the board, each of EIS and Bioject and each of their respective Permitted Transferees hereby agrees to cause the director(s) designated by it and then serving (subject to each such person's fiduciary duties as a director) to vote for that individual designated to fill such vacancy and serve as a director by whichever of the Stockholders that had designated (pursuant to Section 2.1 hereof) the director whose death, disability, retirement, resignation or removal resulted in such vacancy on the board; provided, however, that such other individual so designated may not previously have been a director of the Company who was removed for cause from the board.

2.4 Covenant to Vote. (a) Each of EIS and Bioject and each of their respective Permitted Transferees hereby agrees to take or assist such other Persons to take all actions necessary to call, or cause the Company or the appropriate officers or directors of the Company to call, a special or annual meeting of stockholders of the Company and to vote all shares of Common Stock owned or held of record by such Person at any such annual or special meeting in favor of, or to consent by written consent in lieu of any such meeting to, the election of a board of directors consistent with, and the taking of any other action to effect the intent of, this Article II. In addition, each of EIS and Bioject and each of their respective Permitted Transferees agrees to vote, or consent with respect to, the shares of Common Stock owned or held of record by such Person, or over which such Person has voting control, upon any other matter arising under this Agreement submitted to a vote or consent of the Company's stockholders in a manner so as to implement the terms of this Agreement.

(b) Approval of a majority of the board shall be required for any and all material determinations regarding the Company, including (i) acquisition of material assets (including without limitation, intellectual property), (ii) incurrence of debt or liens, (iii) payment of dividends or distributions in respect of or redemption of equity, (iv) disposition of material assets and changes in business lines or material Company budgets, or (v) any other transaction not in the ordinary course of business.

2.5 Termination of Voting Agreements. The covenants and agreements contained in this Article II shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement and (ii) the date that either (1) EIS and its Permitted Transferees and (2) Bioject and its Permitted Transferees each own in the aggregate Securities representing less than 5% of the Fully Diluted Common Stock of the Company.


ARTICLE III
TRANSFERS OF RESTRICTED SECURITIES

3.1 General. From and after the date hereof, and until such time as the Company's securities are registered under the Exchange Act, or listed on a stock exchange or quoted on an electronic quotation system, no Stockholder shall, directly or indirectly, sell, assign, pledge, encumber, hypothecate or otherwise transfer (in each case, a "Transfer") any Company Securities except in accordance with this Agreement. The Company shall not, and shall not permit any transfer agent or registrar for the Company Securities to, transfer upon the books of the Company any Company Securities from any Stockholder to any Transferee (as hereinafter defined), in any manner, except in accordance with this Agreement, and any purported transfer not in compliance with this Agreement shall be void.

3.2 Legends; Securities Subject to this Agreement. In the event a Stockholder shall Transfer any Restricted Securities (including any such Restricted Securities acquired after the date hereof) to any Person (all Persons acquiring Restricted Securities from a Stockholder, as described in this Article III, regardless of the method of transfer, shall be referred to collectively as "Transferees" and individually as a "Transferee") in accordance with this Agreement, such securities shall nonetheless bear legends as provided in this Agreement and in Section 6.1 hereof, as the case may be; provided, however, that the provisions of this Section 3.2 shall not apply in respect of a sale of Restricted Securities in a registered public offering under the Securities Act or pursuant to Rule 144, or any successor rule under the Securities Act.

3.3 No Violations or Breach. Notwithstanding any other provision of this Agreement, no Stockholder shall, directly or indirectly, Transfer any Restricted Securities at any time if such action would constitute a violation of any federal or state securities or blue sky laws or a breach of the conditions to any exemption from registration of Restricted Securities under any such laws or a breach of any undertaking or agreement of such Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder.

3.4 Transferee Bound. No Stockholder shall effect a Transfer of Restricted Securities unless such Transferee shall agree to be bound by this Agreement, and shall further agree to permit EIS or Bioject, as applicable, to act on their behalf in accordance with the provisions of this Agreement.

ARTICLE IV
RIGHT OF FIRST OFFER

4.1  Transfers by the Stockholders.  (a)     Notice of Intention.  If at any
time a Stockholder shall desire to Transfer any Restricted Securities owned by it (such Stockholder desiring to Transfer such securities being referred to herein as a "Selling Stockholder"), in any transaction or series of related transactions, then such Selling Stockholder shall deliver prior written notice of its desire to Transfer (a "Notice of Intention") to (i) the Company and
(ii) the party who is not the Selling Stockholder (for purposes of this Article IV, the party who is "not the Selling Stockholder" shall mean Bioject if the Selling Stockholder is the EIS or an EIS Transferee, and EIS if the Selling Stockholder is Bioject or a Bioject Transferee), and (iii) any Permitted Transferees, as applicable, setting forth such Selling Stockholder's desire to make such Transfer, the number and class of Company Securities proposed to be transferred (the "Offered Shares") and the proposed form of transaction (the "Transaction Proposal"), together with any documentation relating thereto and the price at which such Selling Stockholder proposes to Transfer the Offered Shares (the "Offer Price"). The "Right of First Offer" provided for in this Article IV shall be subject to any "Tag-Along Right" benefitting a Stockholder which may be provided for by Article V, subject to the exceptions set forth therein. The parties shall make such adjustments in the arrangements required by this Article IV as the board of directors shall deem necessary and proper in connection with obtaining material investments from unaffiliated third parties.

(b) Notice of Exercise. Upon receipt of the Notice of Intention, the party who is not the Selling Stockholder shall have the right to purchase at the Offer Price the Offered Shares, exercisable by the delivery of notice to the Selling Stockholder (the "Notice of Exercise"), with a copy to the Company within 10 business days from the date of receipt of the Notice of Intention. If no such Notice of Exercise has been delivered by the party who is not the Selling Stockholder within such 10 business-day period, or such Notice of Exercise does not relate to all the Offered Shares covered by the Notice of Intention, then the Selling Stockholder shall be entitled to Transfer the Offered Shares to the intended Transferee.

(c) Obligation to Sell. In the event that the party who is not the Selling Stockholder exercises its right to purchase Offered Shares in accordance with
Section 4.1(b), then the Selling Stockholder must sell the Offered Shares to such party, in the amounts set forth in the Notice of Intention, after not less than five business and not more than 15 business days from the date of the delivery of the Notice of Exercise.

(d) Termination. The rights and obligations of each of the Stockholders pursuant to the Right of First Offer provided herein shall terminate with respect to each such party on the earlier of (i) the tenth anniversary of the date hereof and (ii) with respect to such party's rights, the first date that EIS on the one hand, and Bioject on the other, plus, in each case, their respective Permitted Transferees, beneficially own, in the aggregate, Company Securities representing less than 2 1/2% of the Fully Diluted Common Stock and, with respect to each such group's obligations, the first date that the other group (including Permitted Transferees) beneficially own, in the aggregate, Company Securities representing less than 2 1/2% of the Fully Diluted Common Stock and (iii) the date the Company's common stock is registered under the Exchange Act or listed on a stock exchange or quoted on an electronic quotation system.

4.2 Closing. At the closing of the purchase of Offered Shares (scheduled in accordance with Section 4.1(c)), the Selling Stockholder shall deliver certificates evidencing the Offered Shares being sold, duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the party who is not the Selling Stockholder, duly executed by the Selling Stockholder, free and clear of any adverse claims, against payment of the purchase price therefor in cash, and such other customary documents as shall be necessary in connection therewith.

ARTICLE V
TAG-ALONG RIGHTS

5.1 Tag-Along Procedures. For purposes of this Section "Common Stock" shall include Common Stock underlying securities convertible thereto; provided that the parties shall make such adjustments in the arrangements required by this
Section 5.1 as the board of directors shall deem necessary and proper in connection with obtaining material investments from unaffiliated third parties.

(a) Tag-Along Right. Subject to Section 5.3, any one Stockholder (the "Transferring Stockholder") shall not Transfer (either directly or indirectly), in any one transaction or series of related transactions, to any Person or group of Persons, Company Securities representing, in the aggregate, more than 5% of the Common Stock unless the terms and conditions of such Transfer shall include an offer to the other Stockholders (the "Remaining Stockholders"), at the same price and on the same terms and conditions as the Transferring Stockholder has agreed to sell its Company Securities.

(b) Notice. In the event a Transferring Stockholder proposes to Transfer any Common Stock in a transaction subject to this Section 5.1, it shall notify, or cause to be notified, the Remaining Stockholders in writing of each such proposed Transfer. Such notice shall set forth: (i) the name of the transferee and the number of shares of Common Stock proposed to be transferred, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the transferee (the "Transferee Terms") and
(iii) that the transferee has been informed of the "Tag-Along Right" provided for in this Section 5.1, if such right is applicable, and has agreed to purchase shares of Common Stock from the Transferring Stockholder in accordance with the terms hereof.

(c) Exercise. The Tag-Along Right may be exercised by the Remaining Stockholders by delivery of a written notice to the Transferring Stockholder (the "Tag-Along Notice") within five business days following receipt of the notice specified in the preceding subsection. The Tag-Along Notice shall state the number of shares of Common Stock owned by the Remaining Stockholder which the Remaining Stockholder wishes to include in such Transfer; provided, however, that without the written consent of the Transferring Stockholder, the number of shares belonging to the Remaining Stockholder included in such Transfer may not be greater than such Remaining Stockholder's percentage beneficial ownership of Common Stock (on a fully diluted basis) multiplied by the total number of shares of common stock to be sold by both the transferring stockholder and all remaining stockholders. Upon receipt of a Tag-Along Notice, the Transferring Stockholder shall be obligated to transfer at least the entire number of shares of Common Stock set forth in the Tag-Along Notice to the Transferee on the Transferee Terms; provided, however, that the Transferring Stockholder shall not consummate the purchase and sale of any shares hereunder if the Transferee does not purchase all shares. If no Tag-Along Notice has been delivered to the Transferring Stockholder prior to the expiration of the five-day period referred to above and if the provisions of this Section have been complied with in all respects, the Transferring Stockholder shall have the right for a 60 day calendar day period to Transfer Common Stock to the Transferee on the Transferee Terms without further notice to any other party, but after such 60-day period, no such Transfer may be made without again giving notice to the Remaining Stockholders of the proposed Transfer and complying with the requirements of this Article V.

5.2   Closing.  At the closing of any Transfer of Common Stock subject to this
Article V, the Transferring Stockholder, and the Remaining Stockholder, in the event such Tag-Along Right is exercised, shall deliver certificates evidencing such shares of Common Stock as have been Transferred by each, duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the Transferee, free and clear of any adverse claim, against payment of the purchase price therefor.

5.3 Exceptions. Notwithstanding the foregoing, this Article V shall not apply to any sale of Common Stock pursuant to an effective registration statement under the Securities Act in a bona fide public offering, sales made in compliance with Rule 144, or any successor rule under the Securities Act.

5.4 Termination. This Article V shall terminate on earlier of (i) the seventh anniversary of the date hereof or (ii) the first date that either EIS or Bioject beneficially own shares of Common Stock representing less than 2 1/2% of the Fully Diluted Common Stock or (iii) the date the Company's common stock is registered under the Exchange Act or listed on a stock exchange or quoted on an electronic quotation system.

ARTICLE VI
MISCELLANEOUS

6.1 Administrative Services Agreement. In consideration of EIS's agreement to invest in the Company, as soon as practicable after the date hereof, the Company and Bioject shall enter into an administrative services and support agreement (which shall be reasonably satisfactory to EIS) which shall contain provisions to the effect that Bioject shall provide commercially reasonable and customary support and administrative services to the Company in connection with the performance of the Company's obligations hereunder and under the License Agreement.

6.2 Endorsement of Stock Certificates. Each of the Stockholders hereby agrees that, in addition to any legends required by any other agreement, each outstanding certificate representing shares of Company Securities subject to this Agreement shall bear an endorsement reading substantially as follows until the restrictions (including without limitation, the transfer restrictions) with respect to such Company Securities are no longer effective:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN A STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER 15, 1997, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT COMPLYING WITH THE TERMS AND CONDITIONS OF SUCH AGREEMENTS.

6.3 Term. Except as otherwise provided herein, this Agreement shall terminate upon the sale of all Company Securities now owned by EIS and Bioject (or their respective Permitted Transferees) in compliance with the provisions hereof to parties not bound hereby, as provided herein.

6.4 Injunctive Relief. The parties hereto hereby agree and acknowledge that it will be impossible to measure in money the damages that would be suffered if any party should breach any obligation, covenant or representation herein imposed or made, and that, in the event of such breach, a non-breaching party will be irreparably damaged and will not have an adequate remedy at law. Any such non-breaching party shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the other parties hereto shall raise the defense that there is an adequate remedy at law.

6.5 Notices. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by telex or facsimile transmission, by mailing the same in a sealed envelope, certified first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:
(i) if to the Company or Bioject, to:

Bioject JV Subsidiary Inc.
        or
Bioject Medical Technologies Inc.
7620 S.W. Bridgeport Road
Portland, Oregon 97224
Telecopier: 503-620-6431
Attention: President

with a copy to:

Bogle & Gates P.L.L.C.
Two Union Square
601 Union Street
Seattle, Washington 98101-2346
Telecopier:206-620-2660
Attention: Christopher Barry

(ii) if to EIS, to:

Elan International Services, Ltd.
Flatts Smiths SL04
Bermuda
Telecopier: (441) 292-2224
Attention: President

with a copy to:

Brock Fensterstock Silverstein McAuliffe & Wade LLC
153 East 53rd Street
New York, New York 10022
Telecopier: (212) 371-5500
Attention: David Robbins

Each Stockholder, by written notice given to the Company in accordance with this Section 6.5 may change the address to which notices, other communication or documents are to be sent to such Stockholder. All notices, other communications or documents shall be deemed to have been duly given when received. Whenever pursuant to this Agreement any notice is required to be given by any Stockholder to any other Stockholder or Stockholders, such Stockholder may request from the Company a list of addresses of all Stockholders of the Company, which list shall be promptly furnished to such Stockholder.

6.6 Assignment. Except as expressly permitted hereunder, neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties and successors and assigns of each of the parties. If any Stockholder shall acquire any Restricted Securities in any manner, whether by operation of law or otherwise, such Restricted Securities shall be held subject to all of the terms of this Agreement.

6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon without regard to the principles of conflicts of laws.

6.8 Headings. The headings in this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

6.9 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

6.10 Amendments and Waiver. No provision of this Agreement may be amended, nor performance of any covenant or agreement waived, except by a written instrument executed by each of the Company, EIS and Bioject. Neither a failure nor a delay in exercising any right, power or privilege of a party hereunder shall operate as a waiver of, or a consent to the modification of, the terms hereof unless given by that party in writing. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach.

6.11 Inspection. So long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any stockholder of the Company at the principal offices of the Company.

6.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same Agreement.

[Signature page follows]


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Bioject JV Subsidiary Inc.



By:/s/ James C. O'Shea
Name:  James C. O'Shea
Title: President

Bioject Medical Technologies Inc.



By:/s/ James C. O'Shea
Name:  James C. O'Shea
Title: President

Elan International Services, Ltd.



By:/s/ Kevin Insley
Name:  Kevin Insley
Title: President and Chief Financial Officer